                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     / /

Filed by a Party other than the Registrant  /X/

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     NATIONAL AUTO FINANCE COMPANY, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

[COMPANY LETTERHEAD]


August 23, 1999


Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of National Auto Finance Company, Inc. (the "Company") to be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, Conference Room 25-K, on Tuesday, September 14, 1999, at 10:00 a.m., Eastern Daylight Time (the "Annual Meeting").

    As a result of reporting a net loss of $18.6 million for the fiscal year ended December 31, 1997, the Company was in default and had breached certain covenants of, and may have breached certain representations and warranties made in connection with the issuance of, its Senior Subordinated Notes. After considering the Company's deteriorating financial condition, the potential for protracted litigation related thereto, the Company's then existing working capital position, conditions of the capital and credit markets, emerging weakness in the asset-backed securities market, and significant weakness in the sub-prime auto finance industry, the Board of Directors decided it was in the best interests of the Company and its stockholders to pursue a comprehensive financial restructuring, involving its Senior Subordinated Notes, Junior Subordinated Notes, revolving warehouse facility, and the financial guarantor of its asset-backed securities. On April 30, 1998, the Board of Directors appointed a Special Committee, consisting of Peter Offermann, Morgan Schuessler and myself, to conduct discussions and negotiations regarding such a restructuring of the Company, and to make a recommendation to the Board of Directors with respect to those discussions and negotiations. The Company retained Rothschild Inc. as its financial advisor in connection with the restructuring, and in particular to review and evaluate the Company in order to provide an opinion regarding the Company's value as a going concern and to determine whether the restructuring, as finally proposed, was fair to the Company and its stockholders.

    After nearly one year of negotiations, on April 7, 1999, the Company completed a comprehensive financial restructuring of its Senior Subordinated and Junior Subordinated Notes, resolved certain other issues with its Senior Subordinated Noteholders and Junior Subordinated Noteholders, entered into several loan facilities and arrangements for the purchase of securities (in connection with the Company's future asset-backed securitizations) with First Union National Bank (its warehouse facility lender), and modified certain of the terms of the insurance guarantee arrangements with Financial Security Assurance Inc. (the financial guarantor), related to the Company's securitized asset-backed bonds. Rothschild rendered its opinion to the Company's Board of Directors that the transactions contemplated by the restructuring were fair, from a financial point of view, to the Company and the shareholders of the Company (other than the Equityholders and the Partnership as defined in the accompanying proxy statement as to which Rothschild expressed no opinion.

    The agreements and transactions constituting the restructuring are described in detail in the enclosed Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which is incorporated by reference in the Proxy Statement and included herewith. In particular, however, pursuant to the restructuring, the Senior Subordinated Noteholders and the Equityholders (as such terms are defined in the Proxy Statement) were issued an aggregate 8,250,000 shares of common stock of the Company, as consideration for the various waivers, covenant amendments and releases granted in connection with the restructuring. Thus, immediately after the restructuring the Company had (and today has) outstanding 17,280,762 shares of common stock, 58.8% of which was (and continues to be) held by the Senior Subordinated Noteholders and the Equityholders. In addition, as a part of the restructuring, National Auto Finance Company, L.P., which owns directly 4,230,000 shares (the "Partnership Shares") of the Company's common stock (representing 46.8% of the outstanding common stock prior to the restructuring and 24.5% of the outstanding common stock after the restructuring), granted to the Senior Subordinated Noteholders and the Equityholders an irrevocable voting proxy with respect to the Partnership Shares. Thus, as a result of the restructuring the Senior Subordinated Noteholders and the Equityholders have the right to vote 83.3% of the outstanding voting shares of common stock. Designees of the Senior Subordinated Noteholders and the Equityholders also currently occupy four of the seven seats on the Board of Directors.

    Furthermore, the terms of the restructuring provide that the Company may, at its option, (i) during the two-year period ending April 7, 2001, pay fifty percent (50%) of the interest owed on the Senior Subordinated Notes (and the interest on such interest) through the issuance of additional Senior Subordinated Notes, convertible into common stock at the conversion price of $.75 per share, and (ii) during the period ending January 31, 2002, pay one hundred percent (100%) of the interest owed on the Junior Subordinated Notes (and the interest on such interest) through the issuance of additional Junior Subordinated Notes, convertible into common stock at the conversion price of $.75 per share.

    The terms of the restructuring require that the Company use its best efforts to amend its Certificate of Incorporation to increase the number of authorized shares available for issuance upon the conversion of such convertible notes that may be issued in lieu of cash interest payments. At the Annual Meeting, among other matters, you will be asked to consider and vote upon the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock. If the number of authorized shares is not so increased, the Company will not be able to avail itself of the benefits of this interest payment option, which is an integral part of its plan for returning to profitability. The Board of Directors of the Company recommends that the stockholders vote in favor of this proposal, as well as all of the other proposals contained in the Proxy Statement.

    In addition to the proposal to amend the Company's Certificate of Incorporation, you will be asked to vote on the election of directors, to amend the Company's 1996 Share Incentive Plan and to ratify the appointment of BDO Seidman, LLP as the Company's independent auditors. The Senior Subordinated Noteholders and the Equityholders, as well as our executive officers and directors, have indicated that they intend to vote all of their common stock in favor of each of the proposals to be presented at the Annual Meeting. Because such persons intend to vote in favor of each of the proposals, adoption of each of the proposals is assured.

    I encourage you to read carefully the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement, which more fully describe the proposals to be considered at the Annual Meeting.

    It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend personally. Therefore, you are requested to complete, sign and date the enclosed proxy card and return it as soon as possible in the enclosed envelope so that your shares will be represented. If you attend the Annual Meeting in person, you may vote in person even if you have previously returned your proxy card.

    We appreciate your support.

                                            Sincerely,




                                            Keith B. Stein
                                            Chairman of the Board and
                                            Chief Executive Officer

                       NATIONAL AUTO FINANCE COMPANY, INC.
                    10302 Deerwood Park Boulevard, Suite 100
                           Jacksonville, Florida 32256

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS:

    The Annual Meeting of Stockholders of National Auto Finance Company, Inc., a Delaware corporation (the "Company"), will be held at the offices of Weil, Gotshal & Manges, LLP, 767 Fifth Avenue, New York, New York 10153, Conference Room 25-K, on Tuesday, September 14, 1999, at 10:00 a.m, Eastern Daylight Time, for the following purposes:

         (1) Amendment to Certificate of Incorporation. To increase the number of authorized shares of the Company's Common Stock from twenty million (20,000,000) to forty-four million (44,000,000).

         (2) Election of Directors. To elect two directors in Class II for terms expiring at the 2001 Annual Meeting of Stockholders, and two directors in Class III for terms expiring at the 2002 Annual Meeting of Stockholders.

         (3) Amendment to the 1996 Share Incentive Plan. To increase the number of shares of Common Stock available for the grant of options, stock appreciation rights, stock awards, performance awards and stock units (collectively, the "Benefits") from five hundred thousand (500,000) to four million (4,000,000) and to increase the maximum number of shares of Common Stock which may be granted to any individual participant under the 1996 Share Incentive Plan (the "1996 Plan") to two million (2,000,000).

         (4) Appointment of Independent Auditors. To ratify the selection of BDO Seidman, LLP as independent auditors to audit the Company's financial statements for the year ending December 31, 1999.

         (5) Other Matters. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on August 2, 1999 will be entitled to notice of and to vote at the Annual Meeting.

    Please complete, date and sign the enclosed proxy and return it promptly in the enclosed postage paid envelope. If you are able to attend the meeting and wish to vote your shares personally, you may do so by revoking the proxy at any time before it is exercised.

         Jacksonville, Florida               By Order of the Board of Directors
            August 23, 1999                                     Stephen R. Veth
                                                      Vice President, Secretary
                                                            and General Counsel

                       NATIONAL AUTO FINANCE COMPANY, INC.
                    10302 Deerwood Park Boulevard, Suite 100
                           Jacksonville, Florida 32256
                                 (800) 448-1032


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS


                               September 14, 1999


General

    This Proxy Statement is being furnished to holders of common stock, par value $.01 per share ("Common Stock"), of National Auto Finance Company, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the offices of Weil, Gotshal & Manges, LLP, 767 Fifth Avenue, New York, New York, Conference Room 25-K, on Tuesday, September 14, 1999, beginning at 10:00 a.m., Eastern Daylight Time, and at any adjournment or adjournments thereof.

    This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on August 23, 1999.

    Pursuant to the Company's restructuring agreement (described in greater detail below) with The Progressive Investment Company, Inc. ("Progressive"), PC Investment Company ("PCI"), an affiliate of Progressive, The 1818 Mezzanine Fund, L.P. (the "1818 Fund"), The Structured Finance High Yield Fund, LLC ("SFHY"), and Manufacturers Life Insurance Company (U.S.A.) ("ManuLife") (collectively, the "Senior Subordinated Noteholders"), the Company has agreed to use its best efforts to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock available for issuance upon the conversion of certain Convertible Notes (as defined below). To that end, among other matters, you are being asked, for this and other reasons described in this Proxy Statement, to consider and vote upon the proposal contained herein to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock.


The Proxy

    Keith B. Stein, Chairman of the Board of Directors and Chief Executive Officer of the Company, and Stephen R. Veth, Vice President, Secretary and General Counsel of the Company have been selected as proxies by the Board of Directors with respect to the matters to be voted upon at the Annual Meeting.

    All shares of Common Stock that are represented by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to the use of such proxies in accordance with the procedures therefor, will be voted as specified in the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement, and in the discretion of the persons named in the proxies on such other matters as may properly come before the Annual Meeting.


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


    A stockholder may revoke his, her or its proxy at any time prior to the use of such proxy by delivering to the Secretary of the Company a signed notice of revocation or a later dated and signed proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.


Record Date: Shares Entitled to Vote

    The Board of Directors has fixed the close of business on August 2, 1999 as the date (the "Record Date") for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 17,280,762 shares of Common Stock issued and outstanding, with each share entitled to one vote on each matter submitted to stockholders for consideration at the Annual Meeting.


Quorum: Required Vote

    The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. With respect to abstentions and broker non-votes (as described below), the shares covered thereby are deemed to be present at the Annual Meeting for purposes of determining a quorum.

    The affirmative vote of a majority of the shares of Common Stock present in person or by proxy, and entitled to vote on the approval of the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from twenty million (20,000,000) to forty-four million (44,000,000) is required to so amend the Certificate of Incorporation.

    The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy, and entitled to vote on the election of directors is required to elect those persons nominated for director. Stockholders will neither be allowed to cumulate their votes, nor may proxies be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

    The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on the approval of amendments to the 1996 Share Incentive Plan (the "1996 Plan") is required to increase the number of shares of Common Stock available for the grant of options, stock appreciation rights, stock awards, performance awards and stock units (collectively, the "Benefits") from five hundred thousand (500,000) to four million (4,000,000) and to increase the maximum number of shares of Common Stock which may be granted to any individual participant under the 1996 Plan to two million (2,000,000).

    The affirmative vote of a majority of the shares of Common Stock present in person or by proxy, and entitled to vote on the ratification of auditors is required to ratify the appointment of BDO Seidman, LLP as the Company's independent auditors to audit the Company's financial statements for the year ending December 31, 1999.

    On each matter submitted to stockholders for consideration at the Annual Meeting, only shares of Common Stock that are voted in favor of such matter (including proxies for which no direction is provided) will be counted toward approval of such matter. Abstentions (i.e., shares of Common Stock present at the Annual Meeting that are not voted on a particular matter) are counted for purposes of determining the number of shares entitled to vote with respect to that matter and, therefore, have the same effect as a vote against such matter.

    A broker non-vote occurs when an agent holding shares for a beneficial owner does not vote on a particular proposal because the agent does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. The Delaware Supreme Court has held that, while broker non-votes may be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes may not be counted for purposes of determining the number of shares entitled to vote with respect to a particular matter for which authorization to vote was withheld. Consequently, broker non-votes have the practical effect of reducing the number of affirmative votes required to achieve the requisite vote for such proposal by reducing the total number of shares of Common Stock from which the requisite vote is calculated. Accordingly, broker non-votes with respect to a matter will not be considered shares entitled to


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


vote and, therefore, will not be counted as votes for or against such matter in determining whether such matter is approved.

    Stockholders are not entitled to appraisal rights or similar rights of dissenters under the Delaware General Corporation Law (the "DGCL") in connection with any of the matters to be acted upon at the Annual Meeting.


    PROPOSAL ONE - TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE
           NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK

Introduction

    Pursuant to a Securities Purchase Agreement dated December 22, 1997, (i) PCI, the 1818 Fund and Manulife purchased from the Company $40,000,000 aggregate principal amount of the Company's Senior Subordinated Notes due December 22, 2004 (the "Senior Subordinated Notes"), and detachable warrants to purchase 1,038,924 shares of the Company's Common Stock and (ii) Progressive (an affiliate of PCI) and the 1818 Fund purchased an aggregate 1,904,762 shares of Common Stock (all such transactions hereinafter referred to as the "December Private Placement"). Subsequently, pursuant to a Securities Purchase Agreement dated March 27, 1998, SFHY purchased from the Company $20,000,000 aggregate principal amount of the Company's Senior Subordinated Notes and detachable warrants to purchase 593,671 shares of Common Stock (such transaction, together with the December Private Placement, hereinafter referred to as the "Private Placements").

    From 1994 to 1996, Gary Shapiro, Edgar Otto and Stephen Gurba, and companies controlled by Messrs. Shapiro and Otto, loaned an aggregate of $8,229,733 to the Company. Each of such loans was made in exchange for a junior subordinated note (the "Junior Subordinated Notes") (Messrs. Shapiro, Otto and Gurba and such companies hereinafter collectively referred to as the "Junior Subordinated Noteholders" and, together with the Senior Subordinated Noteholders, hereinafter collectively referred to as the "Noteholders").

    As a result of reporting a net loss of $18.6 million for the fiscal year ended December 31, 1997, the Company was in default and had breached certain covenants of, and may have breached certain representations and warranties made in connection with the issuance of, its Senior Subordinated Notes. After considering the Company's deteriorating financial condition, the potential for protracted litigation related thereto, the Company's then existing working capital position, conditions of the capital and credit markets, emerging weakness in the asset-backed securities market, significant weakness in the sub-prime auto finance industry, and the Company's various alternatives, including the filing for protection under the federal bankruptcy laws, the Board of Directors decided it was in the best interests of the Company and its stockholders to pursue a comprehensive financial restructuring, involving its Senior Subordinated Notes, Junior Subordinated Notes, revolving warehouse facility with First Union National Bank ("First Union"), and certain insurance policies and agreements with Financial Security Assurance Inc. ("FSA"), the financial guarantor of its asset-backed securities. On April 30, 1998, the Board of Directors appointed a Special Committee, consisting of Peter Offermann, Morgan Schuessler and Keith Stein, to conduct discussions and negotiations regarding such a restructuring, and to make a recommendation to the Board of Directors with respect to those discussions and negotiations. The Special Committee retained, on behalf of the Company and the Board of Directors, Rothschild Inc. as its financial advisor in connection with the restructuring, and in particular to review and evaluate the Company in order to provide an opinion regarding the Company's value as a going concern and to determine whether the restructuring, as finally proposed, was fair to the Company and its stockholders. The Company paid Rothschild $150,000 for advising the Company's Board of Directors and its Special Committee in connection with the comprehensive financial restructuring and an additional $150,000 for rendering the opinion.

    After nearly one year of negotiations, on April 7, 1999, the Company completed a comprehensive financial restructuring of its Senior Subordinated and Junior Subordinated Notes, resolved certain other issues with its Senior Subordinated Noteholders and Junior Subordinated Noteholders, entered into several loan facilities and arrangements for the purchase of securities (in connection with the Company's future asset-backed securitizations) with First Union, and modified certain of the terms of the insurance guarantee arrangements with FSA (all of such tranactions and arrangements hereinafter referred to as the "Restructuring"). Rothschild rendered its opinion to the Company's Board of Directors that the transactions contemplated by the Restructuring were fair, from a financial point of view, to the Company and the stockholders of the Company (other than the Equityholders and the Partnership, as defined below, as to which Rothschild expressed no opinion).

    The agreements and transactions consummated in the Restructuring with the Senior Subordinated Noteholders provide for and include, among other things: (1) the waiver of past defaults and breaches of covenants, representations and warranties, if any, made in connection with the Senior Subordinated Notes; (2) the waiver of the existing adjusted interest expense and net worth covenants until March 31, 2001; (3) the establishment of a new covenant requiring that, on a quarterly basis, the Company's net return on assets invested in loan receivables, expressed as a percentage, exceed pre-established quarterly goals (the first quarterly measurement period for this covenant begins as of the quarter ending September 30, 1999); (4) the granting to the Company of the option to pay during the two-year period ending April 7, 2001 fifty percent (50%) of the interest owed on the Senior Subordinated Notes (and the interest on such interest) through the issuance of additional Senior Subordinated Notes that are convertible into Common Stock at the conversion price of $.75 per share (the "Convertible Senior Subordinated Promissory Notes"); (5) the issuance to the Senior Subordinated Noteholders of 7,071,429 shares of Common Stock as consideration for the waivers and amendments granted to the Company; (6) the issuance to those Noteholders that also purchased Common Stock of the Company at the time of their debt investment (hereinafter referred to as the "Equityholders") of 1,178,571 additional shares of Common Stock in exchange for the execution and delivery of full and complete releases of any claims arising by virtue of those Noteholders' equity investment; and (7) the execution and delivery of full and complete releases by and among the Company, the Noteholders and affiliates of, and other parties related to, each of such parties. In addition, the Senior Subordinated Noteholders were granted the right to name three additional persons to the Board of Directors of the Company, increasing to six seats their total number of potential Board representatives. Designees of the Senior Subordinated Noteholders currently hold four of seven seats on the Board of Directors. SFHY has not, to date, identified its two representatives to the Board.

     The agreements and transactions consummated in the Restructuring with the Junior Subordinated Noteholders provide for and include, among other things: (1) the waiver of past defaults and breaches under the Junior Subordinated Notes;
(2) the granting to the Company of the option to pay during the period ending January 31, 2002 up to one hundred percent (100%) of the interest owed on the Junior Subordinated Notes (and the interest on such interest) through the issuance of additional Junior Subordinated Notes that are convertible into Common Stock at the conversion price of $.75 per share; (3) the granting to the designees of the Senior Subordinated Noteholders to the Company's Board of Directors of the irrevocable proxy described below; (4) the execution and delivery of full and complete releases by and among the Company, the Senior Subordinated Noteholders, the Junior Subordinated Noteholders, the Partnership (as defined below), their respective officers, directors, affiliates, and other parties related to each of such parties; and (5) the granting of a covenant not to sue in the future by the Junior Subordinated Noteholders, the Partnership, and affiliates of, and other parties related to, each of such parties, in favor of the Company, the Senior Subordinated Noteholders, their respective officers, directors, affiliates, and other parties related to both such parties.

    The agreements and transactions consummated in the Restructuring with First Union provide for and include, among other things: (1) the extension of the Company's Master Trust warehouse line for an additional two years (through March 31, 2001) and an increase in the amount the Master Trust may borrow under such facility from $75 million to $85 million; the interest rate for this facility is established at LIBOR + 1.5%; (2) the commitment by First Union to purchase up to $20 million of subordinated asset-backed debt securities in connection with the Company's securitizations; the interest rate for this commitment is established at LIBOR + 5%; (3) a revolving credit facility enabling the Company to borrow up to $8 million for working capital purposes, secured by the Company's Residual Interest in Securitizations; the interest rate for this facility is established at LIBOR + 5%; and (4) the waiver of existing violations of certain covenants with respect to the Master Trust, specifically, the covenant that the Master Trust maintain certain interest rate hedging agreements and covenants related to allowable repossession and recovery limits.

    The agreements and transactions consummated in the Restructuring with FSA provide for and include, among other things: (1) the resetting of the cash spread accounts in each of the Company's term asset-backed securitizations that have been guaranteed by FSA to 11% of the outstanding principal balance of the receivables in each of such securitizations for the remaining term of such securitizations; (2) the elimination of all portfolio performance maintenance requirements that, if otherwise violated, would have resulted in the trapping of cash flows to over fund such cash spread accounts; (3) the resetting of the portfolio performance requirements that, if violated, would constitute a default under the insurance guaranty agreements issued by FSA, to levels that are commensurate to the Company's expected future portfolio performance in each of such securitizations; and (4) the waiver of all past breaches and defaults of portfolio performance requirements, the result of which is to enable the Company to resume the receipt of excess cash flow under each of the Company's term asset-backed securitizations that have been guaranteed by FSA.

    The Senior Subordinated Noteholders may be deemed to have acquired control of the Company as a result of the issuance to them of additional shares of Common Stock in the Restructuring, as more particularly described above. Following the Restructuring, the Senior Subordinated Noteholders held of record an aggregate of 10,174,762 shares of the Company's outstanding Common Stock and beneficially owned an aggregate of 17,155,689 shares of the Company's Common Stock, in the respective amounts set forth under "Principal Stockholders" below, representing approximately 85.7% of the Company's issued and outstanding Common Stock (assuming the issuance of stock in respect of certain warrants, options and Convertible Senior Subordinated Promissory Notes held by such Senior Subordinated Noteholders). National Auto Finance Company, L.P., a Delaware limited partnership (the "Partnership"), by and through National Auto Finance Corporation, the general partner of the Partnership (the "General Partner") and certain of the Partnership's limited partners, Nova Financial Corporation, Nova Corporation, Stephen L. Gurba, Edgar A. Otto and Gary L. Shapiro, as part of the Restructuring, granted to the Board designees of the Senior Subordinated Noteholders an irrevocable proxy to vote the 4,230,000 shares of Common Stock held by the Partnership in all matters as to which such shares are entitled to vote.


Proposed Amendment

    The Company's Certificate of Incorporation currently authorizes the Company to issue up to 20,000,000 shares of Common Stock and 1,000,000 shares of preferred stock (the "Preferred Stock"). The Board of Directors proposes that the stockholders consider and adopt an amendment to the FOURTH section of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 to 44,000,000, thereby increasing the total authorized number of shares from 21,000,000 to 45,000,000. The wording of the proposed amendment is included in Annex A.


Reasons for Amendment

    As an integral part of the Company's Restructuring, as described above, the Company was granted the option by the Senior Subordinated Noteholders to pay on a quarterly basis, during the two-year period ending April 7, 2001, fifty percent (50%) of the interest owed on the Senior Subordinated Notes (and the interest on such interest) through the issuance of Convertible Senior Subordinated Promissory Notes that are convertible into the Company's Common Stock at a conversion price of $.75 per share. The Company was granted a similar option, but as to 100% of the interest owed, by the Junior Subordinated Noteholders. Exercise by the Company of this option has the result of increasing cash availability for other corporate opportunities, rather than using it for the payment of interest on such Notes. In order to avail itself of such option, the Company is required, under the terms of the Restructuring, to use its best efforts to amend the Certificate of Incorporation to increase the authorized number of shares. On August 23, 1999, 2,719,238 shares of the Company's authorized but unissued Common Stock were available for the Company to take advantage of such option, which would limit the use of such option to the payment of $2,039,428 of interest. (The terms of the Restructuring allow the Company to pay approximately $7.6 million of interest using such payment option, if enough shares are available by issuance upon conversion.)

    In addition, such additional shares are necessary to satisfy the Board of Directors' June 1999 grant of 2,105,492 stock options to certain executive officers, non-executive officers and other management employees of the Company, and to provide continued availability of shares for which awards under the 1996 Plan may be granted to all eligible current and future officers, directors and employees. (See Proposal Three-Approval of Amendments to the 1996 Share Incentive Plan below).

    Approval of the proposed amendment would give the Company 26,719,238 shares of Common Stock available for future issuance. The proposed additional authorized shares of Common Stock could be issued for any other proper corporate purpose, including stock splits, the payment of stock dividends or other distributions in shares of stock, the acquisition of other businesses, the raising of additional capital for use in the Company's business, or in connection with other director and employee stock incentive and compensation programs.

    Currently 2,295 shares of Preferred Stock are outstanding. No increase in the authorized number of shares of Preferred Stock is requested.

    The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of holders of existing Common Stock. Depending on the circumstances, any issuance of additional shares of Common Stock may dilute the present equity ownership of current stockholders. Stockholders of the Company have no preemptive rights to participate in any future issuance of shares.

    If the proposed amendment to the Certificate is approved, the Board of Directors will have the authority to issue the additional authorized shares or any part thereof to such persons and for such consideration as it may determine without further action by the stockholders except as required by law, the Certificate of Incorporation or the rules of any stock exchange on which the Company's securities may then be listed.


Required Vote

    The proposed amendment will be approved if the number of votes cast for the amendment exceeds the number of votes cast against the amendment at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes either for or against the amendment, and therefore will not have an effect on the outcome of the vote on this proposal. Also see "Quorum: Required Vote" above. The Senior Subordinated Noteholders and the Equityholders, as well as the Company's executive officers and directors, have indicated that they intend to vote all of their common stock in favor of this proposal. Because such persons intend to vote in favor of this proposal, adoption of this proposal is assured.


Background and Purpose of the Proposal; the Restructuring Process

    In April 1998, the Company learned that it had incurred an $18.6 million net loss for the fiscal year ended December 31, 1997 and, as a result, was in default and had breached certain covenants of, and may have breached certain representations and warranties made in connection with the issuance of, its Senior Subordinated Notes.

    During the period from April 1998 to April 1999, the members of the Special Committee discussed and negotiated the Restructuring with the Senior Subordinated Noteholders, the Equityholders, the Junior Subordinated Noteholders, First Union and FSA. Additionally, during such period, the Board of Directors met 14 times, and at nearly all of such meetings the progress of the Restructuring was discussed and its then proposed terms were considered.

    In June 1998, Rothschild delivered to the Special Committee the first of three reports describing the evaluative work it had performed and its conclusions derived therefrom. Specifically, Rothschild reviewed and evaluated the Company's operations and management plan; revised the plan to accommodate a five-year time horizon; performed a sensitivity analysis which tested various plan assumptions; ascertained and evaluated comparable companies in the industry; contacted numerous industry analysts; determined appropriate trading multiples for the industry; applied those multiples to the Company's historic and anticipated performance; performed a discounted cash flow analysis; and suggested an appropriate treatment for the restructuring of the Senior Subordinated Notes based on all of such analysis.

    Throughout June, July and August 1998, the members of the Special Committee, based in part upon Rothschild's report, met with representatives of the Senior Subordinated Noteholders to discuss and negotiate the terms of the Restructuring. Such discussions, however, led to the conclusions that, in order to recapitalize the Company in a manner that would enable it to successfully pursue its business plan, it was also necessary to modify certain terms of the warehouse loan facility and extend the maturity date of such facility and make other financial arrangements with First Union, to modify the terms of the insurance guaranty policies related to the Company's securitized asset-backed bonds and make other financial arrangements with FSA, and to modify certain terms of the Junior Subordinated Notes and arrange for certain other concessions from the Junior Subordinated Noteholders. The Special Committee and the Board of Directors had concluded that, in the absence of the consummation of all such arrangements, the Company would not possess the liquidity, financial flexibility and relief from the potential for protracted litigation that was necessary to continue as a going concern and successfully pursue its business plan. Thus, in September 1998, in addition to continuing its discussions and negotiations with the Senior Subordinated

Noteholders, the members of the Special Committee commenced discussions and negotiations with First Union, FSA and the Junior Subordinated Noteholders (including certain of such Junior Subordinated Noteholders in their capacities as controlling persons of the General Partner of the Partnership). Such discussions and negotiations, among all such parties, continued through the first quarter of 1999.

    Also, in September 1998, Rothschild delivered the second of its reports to the Special Committee, which expanded on the first report. Specifically, in addition to the analysis presented in the first report, this report analyzed further the Company's business plan; reflected two discounted cash flow analyses to ascertain sensitivity of the Company's enterprise value to revenue volatility; suggested appropriate treatment of the Senior Subordinated Notes based on this analysis; described the proposed treatment of the First Union facilities and the new financial arrangements to be proposed to be entered into with First Union; described the proposed treatment of the arrangements with FSA; described the proposed treatment of the Junior Subordinated Notes and the other arrangements to be entered into with the Junior Subordinated Noteholders and the Partnership; and reviewed the proposed treatment of the Senior Subordinated Notes and such other facilities and arrangements relative to: the other options available to the Company; the projected cash flow needs of the Company; and the general financial condition of the Company going forward.

    In developing and finalizing the proposed terms of the Restructuring (described in detail above under "Introduction"), the Special Committee discussed and considered, with the assistance of Rothschild, the following:

o Cash Flow Considerations. The proposed Restructuring would result in cash flow savings of $7.125 million in interest due on the Senior Subordinated Notes over the 24-month restructuring period. Additionally, $465,000 of interest on the Junior Subordinated Notes would become a non-cash obligation over the 36-month period. Assuming the Convertible Senior Subordinated Promissory Notes were converted to equity, the Restructuring would lessen pre-tax losses by $3.56 million in the critical first year of the Restructuring. Therefore, management projected a pre-tax loss of $7.3 million as opposed to $10.9 million in the absence of the Restructuring. One goal of management was to preserve cash in order to ensure liquidity and present as strong a balance sheet as possible, and the conversion of cash interest to pay-in-kind interest would further that goal.

o Technical Considerations. The proposed Restructuring was indicative of the confidence in the Company's viability of both the Senior Subordinated Noteholders and First Union, who had agreed to a 24-month time horizon for the Restructuring. The Restructuring had resulted in a guaranteed level of liquidity for the Company through the proposed First Union facilities and the pay-in-kind interest arrangements. Consequently, this indicated a certain level of stability going forward and should result in an improved outlook for the Company's share price.

o Business Considerations. The increased equity stake of the Senior Subordinated Noteholders, and their collective control of the Company's Board of Directors, would likely have positive repercussions in terms of new business generation based on the stature of the financial players involved. In addition to potential loan volume increases, the standing of Senior Subordinated Noteholders within the financial services industry would likely prove helpful to the Company in future securitizations.


Out of Bankruptcy Considerations

o Debt Conversion. The conversion of all or a portion of the debt represented by the Senior Subordinated Notes into shares of the Company's Common Stock would eliminate or substantially decrease the Company's obligations under such Notes thereby increasing the Company's net worth and cash flow. Given the trading levels of the Company's Common Stock over the second quarter of 1998 of $3.31 per share at April 1, 1998 and $1.31 per share at June 30, 1998, essentially all of the Company's Common Stock would need to be converted to justify any meaningful conversion of debt. An extreme number of shares would need to be issued to compensate such lenders for a conversion of even a small portion of their debt. This would serve only to dilute the Senior Subordinated Noteholders' existing stock and warrant positions. This problem was exacerbated as the Noteholders would also need to be compensated for the interest income they would surrender in connection with any debt conversion. The then current market capitalization of the Company was only $3.4 million, making any debt conversion proposal unworkable for both the Senior Subordinated

     Noteholders and the Company.

o 100% Pay-In-Kind Interest. The Company would benefit from the positive cash flow effect of issuing Convertible Senior Subordinated Promissory Notes convertible into shares of the Company's Common Stock in lieu of cash interest payments ("Pay-In-Kind Interest") scheduled to become due under the Senior Subordinated Notes. The trading levels of the Company's Common Stock over the second quarter of 1998 were too low to warrant equity compensation for a 100% pay-in-kind instrument. Alternatively, capitalization of such Pay-In-Kind Interest would serve only to further increase leverage and likely trigger the need for a second restructuring at some point in the future. Assuming equity payment as compensation for the Senior Subordinated Noteholders' agreement to accept pay-in-kind instruments in lieu of $14.25 million of interest, Common Stock in an amount roughly equal to the net present value of that Pay-In-Kind Interest ($12.87 million) would be required. If the Pay-In-Kind Interest were converted at the proposed rate of $.75 per share, 19.0 million additional shares of Common Stock would need to be issued. This share issuance would cause existing shares to be worth approximately one-third of their then current value.


Bankruptcy Considerations.

o Equity Considerations in Bankruptcy. If an agreement could not be reached and a bankruptcy filing were deemed necessary, this would imply that the Company's equity had no value and that the debt of the Company was not worth par. Rothschild's analysis indicated that the Senior Subordinated Notes would likely be considered worth 70% to 90% of their face value, and equity would be required to satisfy a portion of their claim. Given the then low current market capitalization of the Company, the Senior Subordinated Noteholders would likely receive all of the equity in satisfaction of their claim with any residual value going to the Junior Subordinated Noteholders. The existing other equity would be severely impacted and likely be offered warrants for Company Common Stock which could only be exercised subsequent to satisfaction in full of the Noteholders' claims. While the Company would not have to pay interest on that portion of its debt which was considered impaired, the costs incurred in bankruptcy (estimated by the Special Committee after consultation with legal counsel to be between $500,000 and $1.0 million per month) would more than offset any interest costs saved during such proceeding.

o Business Considerations in Bankruptcy. As the Company's success depends in large part on its ability to raise financing and complete securitizations, it was difficult to envision the Company fairing better in bankruptcy. First, it would be extremely difficult to raise financing in bankruptcy in order to complete securitizations. Second, building a third-party servicing business (which was an integral part of the Company's business plan) would be virtually impossible given mounting doubts as to the ultimate viability of the Company. Third, auto dealer loan referrals would slow drastically, negatively impacting volume and profitability. Finally, the Company would likely use all of its remaining unrestricted cash and ultimately need additional liquidity to fund losses. This liquidity could be generated from either the sale of non-securitized loans in portfolio or through debtor-in-possession financing. Any such financing would require security and add another layer of creditors that would have to be satisfied prior to any disbursement to existing equity holders. In short, the negative momentum generated by a bankruptcy filing could ultimately result in a liquidation of the Company to satisfy the Senior Subordinated Noteholders' claims.


Fairness Considerations

o Senior Subordinated Noteholders. In light of the alternatives, the proposed Restructuring was considered to appropriately compensate the Senior Subordinated Noteholders for the concessions made with regard to their Notes. Also, the restructuring fee as paid in Common Stock was considered appropriate given the uncertain future trading value of the Company's equity. The compensation of such Noteholders with equity would entitle them only to share in the upside of an operational turnaround of the Company.

o Junior Subordinated Noteholders. While the conversion of a portion of the Junior Subordinated Debt to equity was considered, it would serve only to dilute the existing equity position of those holding the Junior Subordinated Notes. Additionally, the preservation of their debt claims would assure them downside protection as their claims were preserved in full in the event of a future bankruptcy.

o Equityholders. The proposed Restructuring preserved the maximum amount of equity value possible, with the least dilution to existing stockholders. The fees proposed to be paid were deemed to be reasonable under the circumstances, and fair value was proposed to be given for the concessions made by lenders, especially given the uncertain future trading value of the Company's Common Stock.

o Company. The Company would benefit from the Restructuring by: (a) expediting the financial and operational restructuring; (b) securing two years of financing from First Union; (c) reconstituting the Board of Directors with additional financial experts; and (d) avoiding bankruptcy's negative implications for the Company's business.

    In March 1999, Rothschild delivered to the Special Committee the last of its three reports; a final, updated report, which was virtually similar to the report delivered in September 1998. Based upon the terms of the Restructuring as finally agreed to among all the parties (which are set forth in detail above under "Introduction"), Rothschild concluded that the transactions contemplated by the Restructuring were fair, from a financial point of view, to the Company and the Company's stockholders (other than the Equityholders and the Partnership as to which Rothschild expressed no opinion). The Board of Directors unanimously approved the Restructuring at a meeting held on April 7, 1999, and the Restructuring was closed on that day. At the closing, Rothschild delivered its opinion to the Board of Directors that the transactions contemplated by the Restructuring were fair, from a financial point of view, to the Company and the Company's stockholders (other than the Equityholders and the Partnership, as to which Rothschild expressed no opinion).

    A COPY OF THE ROTHSCHILD OPINION DATED APRIL 7, 1999 IS INCLUDED HEREIN AS ANNEX "B" AND IS INCORPORATED HEREIN BY REFERENCE. THIS OPINION HAS NOT BEEN, AND WILL NOT BE, UPDATED. STOCKHOLDERS ARE URGED TO READ THE ROTHSCHILD OPINION CAREFULLY AND COMPLETELY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY ROTHSCHILD.

    The April 7, 1999 Rothschild opinion was addressed to the Company's Board of Directors. THE ROTHSCHILD OPINION DOES NOT ADDRESS THE ADVISABILITY OF AMENDING THE CERTIFICATION OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK OR ANY OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING AND SUCH OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ON ANY PROPOSAL PRESENTED AT THE MEETING. Rothschild was not retained as an advisor or agent to the Company's stockholders or any other person, other than as an advisor to the Company's Board of Directors and its Special Committee. As part of its investment banking business, Rothschild is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwriting, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    The Rothschild opinion does not constitute an opinion as to the prices at which the shares of the Company's Common Stock will actually trade at any time. The terms and conditions of the Restructuring were determined in arm's length negotiations among the parties to the Restructuring. No restrictions or limitations were imposed upon Rothschild by the Company, the Company's Board of Directors or its Special Committee with respect to the investigations made or the procedures followed by Rothschild in rendering its opinion.

    In formulating its opinion, Rothschild, among other things: (i) reviewed proposed agreements and related exhibits to be executed and delivered upon consummation of the Restructuring (collectively, the "Restructuring Documents"):
(ii) performed site inspections; (iii) met with management of the Company; (iv) reviewed certain publicly-available financial statements for the 1995, 1996 and 1997 fiscal years as reported on SEC Form 10-K (as amended) and the September 30, 1998, June 30, 1998 and March 30, 1998 quarterly reports on SEC Form 10-Q, and certain other financial and operating data relating to the Company made available to it from published sources and from the internal records of the Company; (v) reviewed certain financial and other data with respect to the sub-prime auto lending industry; (vi) compared the Company, from a financial point of view, with certain other companies in the sub-prime auto industry that it deemed relevant; (vii) considered the financial terms, to the extent publicly-available, of selected recent business combinations of companies in the sub-prime auto industry which it could reasonably foresee as relevant to the Company's current situation; (viii) reviewed and discussed with management of the Company historical and forecasted financial requirements for the execution of the Restructuring

Documents; (ix) performed such other analyses and examination and considered such other financial, economic and market data as it deemed relevant and appropriate.

    In connection with this review, Rothschild did not verify any information utilized or independently assume any obligation to verify any information utilized, reviewed or considered by it in formulating its opinion and relied on such information being accurate and complete in all material respects. With respect to the financial forecasts that were provided to it, Rothschild assumed, but independently verified for purposes of its opinion, that the forecasts had been reasonably prepared on bases reflecting the best available estimates and judgments of management at the time of preparation as to the future financial performance of the Company since the respective dates on which its most recent financial statements were made available to it. Rothschild relied on advice of the respective counsel and independent accountants to the Company as to all legal and financial reporting matters. In addition, Rothschild neither assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of the Company which it is agreed was beyond the scope of its assignment, nor had it been furnished with any such appraisals.

    Rothschild's opinion is based on economic, monetary and market and other conditions as they existed on, and the information made available to it as of the date of, its opinion. Accordingly, although subsequent developments may affect this opinion, Rothschild has not assumed any obligations to update, review or reaffirm this opinion.


Recommendation of the Board

    The Board of Directors believes that adoption of the proposed amendment is in the best interests of the Company and its stockholders.


       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
                              PROPOSED AMENDMENT.


                      PROPOSAL TWO - ELECTION OF DIRECTORS

    Pursuant to the Certificate of Incorporation and By-laws of the Company, the Board of Directors consists of such number of directors as the Board of Directors determines from time to time. The number of directors of the Board of Directors is currently set at not less than four directors. The directors are divided into three classes. The initial term of office of the Class I Directors expires at the Annual Meeting of the Company's stockholders in 2000. The initial term of office of the Class II directors was to expire at the Annual Meeting of the Company's stockholders in 1998. Roy Tipton, former President of the Company, and Stephen Gurba, who comprised all the Class II Directors, both resigned from the Board of Directors during calendar year 1998 and the Company did not have an Annual Meeting in 1998. The Board did not fill the vacancies created by their resignations until the election by the Board of David Benson, of Progressive, and Robert Gould, of the 1818 Fund, in connection with completion of the Restructuring. The initial term of office of the Class III Directors will expire at the Annual Meeting of the Company's stockholders scheduled on September 14, 1999.

    The number of Class I Directors currently is set at three; the Class I Directors are Keith Stein, Chairman of the Board of Directors and Chief Executive Officer of the Company, Peter Offermann, and Evelyn Erb of Progressive. Ms. Erb was elected by the Board of Directors on May 12, 1999, to fill the vacancy created by the resignation of Mr. Shapiro as a Class I Director during the calendar year 1998. The number of Class II Directors currently is set at three, one seat of which is vacant; the Class II Directors are David Benson and Robert Gould. The number of Class III Directors currently is set at three; the Class III Directors are Joseph Donlan of the 1818 Fund, and David Young. Mr. Donlan and Mr. Young were named to the Company's Board of Directors in December 1997 in connection with the completion of the Company's $50,000,000 private placement of Senior Subordinated Notes and equity in December 1997.

    The terms of office of each class of directors are staggered so that the terms of no more than one class of directors will expire in any one year. At each annual meeting of stockholders, the directors elected to succeed those whose terms then expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders, with each director holding office until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.

    The Board of Directors has nominated for election Mr. Gould and Mr. Benson to serve for two (rather than three) year terms as Class II Directors until the 2001 Annual Meeting of Stockholders in order to establish a consistent three year term for each respective class of directors on a rotating basis at succeeding annual stockholder meetings of the Company in compliance with the Company's Certificate of Incorporation and By-laws. Messrs. Young and Donlan have been nominated for election as Class III Directors until the 2002 Annual Meeting of Stockholders. The other three directors (Messrs. Stein and Offermann and Ms. Erb) will continue in office as Class I Directors. With respect to the election of directors, proxies may not be voted at the Annual Meeting for a greater number of persons than the number of nominees named in this Proxy Statement.

    The following table lists the name, age and positions with the Company of each of the four nominees and each of the three continuing directors, the month and year in which each director was first elected as a director of the Company, the year in which each such person's term of office will expire (assuming re-election at the Annual Meeting) and the number and percentage of shares of the Company's Common Stock beneficially held by each of them. Also listed are the Non-Director Officers of the Company named in the Executive Compensation Table employed by the Company at August 2, 1999.

                           Position with      Served as          Term       Total
Name                Age     the Company     Director Since      Expires     Shares (%) (1)
Nominees
   Class II

Robert R. Gould     40      Director           May 1999           2001      8,060,172 (44.80%) (2)
David Benson        41      Director           May 1999           2001      8,372,235 (46.76%) (3)


   Class III

Joseph P. Donlan    52      Director           December 1997      2002      8,070,172 (44.83%) (2)
David W. Young      56      Director           December 1997      2002         10,000 (4)


Continuing
 Directors
   Class I

Keith B. Stein      41      Chairman & CEO     October 1996       2000      1,029,661 (5.62%) (5)
Evelyn Erb          40      Director           May 1999           2000      8,372,235 (46.76%) (3)
Peter Offermann     54      Director           October 1996       2000         10,000 (6)


Non-Director Named
 Officers

William G. Magro                                                              197,143 (7)
Brent E. Wombolt                                                               55,535 (8)

All Directors and Executive Officers
as a group (14 in number)                                                  13,722,390 (68.18%) (9)

---------------------------------

(1) Total Shares are based on the beneficial ownership rules of the Securities and Exchange Commission as described in footnote 1 under the caption "Principal Stockholders" below. Unless otherwise indicated, the named persons either have sole or shared voting and investment power with respect to the shares shown for them. Percentage ownership is based on 17,280,762 shares outstanding as of August 2, 1999, the Record Date for the Annual Meeting. Shares of Common Stock subject to options granted under the Company's 1996 Plan, warrants issued to the Senior Subordinated Noteholders and stock issuable upon the conversion of Convertible Senior Subordinated Promissory Notes, in each case exercisable within 60 days of the Record Date, are deemed outstanding for computing the beneficial ownership percentage of the person or group of persons holding such options, warrants or Convertible Senior Subordinated Promissory Notes, but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Unless otherwise indicated, ownership is less than one percent. Furthermore, such options and warrants are exercisable within such period only to the extent the Company has available for issuance upon such exercise authorized shares of its Common Stock. See "Proposal One - To Amend the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock," and specifically with respect to stock options, see "Proposal Three - Approval of Amendments to the 1996 Share Incentive Plan" below. On August 2, 1999, 2,719,238 shares of the Company's Common Stock were available for such issuance, and 237,500 of such shares were available for issuance under the 1996 Plan.

(2) Includes 3,119,047 shares held by the 1818 Fund, as to which Mr. Gould and Mr. Donlan share voting and investment power in their respective capacities as a partner and senior executive officer of Brown Brothers Harriman & Co., which manages and controls the 1818 Fund and as co-managers of the 1818 Fund. Also includes $221,666 principal amount of Convertible Senior Subordinated Promissory Notes (which are convertible, at the rate of $.75 per share, into 295,555 shares of the Company's Common Stock) and warrants held by the 1818 Fund to purchase 415,570 shares of the Company's Common Stock at $0.01 per share. Also includes 4,230,000 shares of Common Stock held by the Partnership as to which Messrs. Gould and Donlan have been granted an irrevocable proxy as Board designees of the 1818 Fund. Also includes, in the case of Mr. Donlan, 10,000 shares that he may purchase pursuant to options granted to him under the 1996 Plan.

(3) Includes 3,520,000 shares held by the Progressive Entities over which Mr. Benson and Ms. Erb share voting and investment power in their respective capacities as Portfolio Managers of Progressive Capital Management Corp., an affiliate of the Progressive Entities. Also includes $193,959 principal amount of Convertible Senior Subordinated Promissory Notes (which are convertible at the rate of $.75 per share, or into 258,612 shares of the Company's Common Stock) and warrants held by PCI to purchase 363,623 shares of the Company's Common Stock at $.01 per share. Also includes 4,230,000 shares of Common Stock held by the Partnership as to which Mr. Benson and Ms. Erb have been granted an irrevocable proxy as Board designees of the Progressive Entities.

(4) Includes 10,000 shares that Mr. Young may purchase pursuant to options granted him under the 1996 Plan.

(5) Includes 1,000 shares held directly by Mr. Stein and 1,028,661 shares Mr. Stein may purchase pursuant to options granted him under the 1996 Plan.

(6) Includes 10,000 shares that Mr. Offermann may purchase pursuant to options granted him under the 1996 Plan.

(7) Includes 197,143 shares that Mr. Magro may purchase pursuant to options granted him under the 1996 Plan.

(8) Includes 55,535 shares that Mr. Wombolt may purchase pursuant to options granted him under the 1996 Plan.

(9) Includes 1,509,983 shares which may be purchased by all executive officers and directors as a group under options promised pursuant to employment agreements and granted under the Company's 1996 Plan which are exercisable currently or within 60 days after the Record Date.


Nominees

    Robert R. Gould is a partner of Brown Brothers Harriman & Co. ("BBH&Co."), where he began his career in 1981 as a commercial banker providing lending and advisory services to small to medium sized companies. Beginning in 1988, Mr. Gould became engaged exclusively in the firm's selection and monitoring of equity investments on behalf of the 1818 Equity Funds and in providing merger and acquisition advisory services to domestic and foreign companies. In 1996, he co-founded the 1818 Fund, a $250 million private equity fund. Mr. Gould became a General Partner of BBH&Co. in 1996. Mr. Gould is a director of Irving Tanning Company, DB Companies, Inc., Robert F. Driver Company, Flents Products Company, Inc. and Magnetic Analysis Corporation.

    David Benson has served since 1997 as a Portfolio Manager of Progressive Capital Management Corp., a wholly-owned subsidiary of the Progressive Corporation. Prior to that time, Mr. Benson served as Managing Director of Tokai Securities from 1996 to 1997, where he engaged in proprietary trading in global credit and currency markets. From 1985 to 1996, Mr. Benson served as Senior Vice President and Head Trader for Aubrey G. Lanston and Co., primarily dealing in U.S. Treasury Bonds.

    Joseph P. Donlan has held a number of positions with BBH&Co. since 1970, and is currently co-manager of the 1818 Fund, which he co-founded in 1996. Prior to his current position, Mr. Donlan was the Manager of BBH&Co.'s US Banking Department, with responsibility for managing five banking groups engaged in international trade finance, domestic commercial finance, financial advisory service and private placement activities.

    David W. Young was the Chief Investment Officer of the Progressive Corporation, a $6.5 billion property and casualty company from June 1995 until January 1999 when he resigned to pursue other interests. Prior to that time, Mr. Young served as Senior Managing Director of Progressive Partners, an affiliate of the Progressive Corporation, from July 1988 to June 1995. Prior to joining Progressive Partners in 1988, Mr. Young was a Vice President with Salomon Brothers, Inc. from November 1983 to July 1988.

    Each of the above-named nominees has consented to being named in this Proxy Statement and will serve as a director if elected. If at the time of the Annual Meeting, however, any of the above-named nominees should be unable or decline to serve, the persons named as proxies will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ALL OF THE
                      NOMINEES FOR ELECTION AS DIRECTORS.

Continuing Directors

    Keith B. Stein has been the Chairman of the Board of the Company since June 1999 and the Chief Executive Officer of the Company since May 1998; was Vice Chairman, Treasurer and a Director of the Company since January 1997; and held other positions with the Company since 1994. Mr. Stein served from March 1993 to September 1994 as Senior Vice President, Secretary and General Counsel of WestPoint Stevens Inc., a textile company, after having served the same company from October 1992 to February 1993 in the capacity of Acting General Counsel and Secretary. From May 1989 to February 1993, Mr. Stein was associated with the law firm of Weil, Gotshal & Manges, LLP. Mr. Stein has served as a director of DVL, Inc., a public company engaged in the real estate finance and management business, since September 1996. Mr. Stein is a defendant in litigation related to the Company more particularly described under the caption "Legal Proceedings."

    Peter Offermann served as Executive Vice President and Chief Financial Officer of TLC Beatrice International Holdings, Inc., a food manufacturing and distribution business from January 1995 to August 1999. Since May 1994, Mr. Offermann has been President of Offermann Financial Inc., a provider of strategic financial advice. From 1968 to April 1994, Mr. Offermann held a number of positions with Bankers Trust Company and its affiliates, including Manager Director of BT Investment Partners, Inc. from October 1992 to May 1994, Managing Director of BT Securities Corporation from October 1991 to October 1992 and Managing Director of Bankers Trust Company from 1986 to October 1991. Since April 1996, Mr. Offermann has served as a Director of Jan Bell Marketing, Inc., a jewelry distribution company. Mr. Offermann is a defendant in litigation related to the Company more particularly described under the caption "Legal Proceedings."

    Evelyn Erb has served since 1989 as a Portfolio Manager for Progressive Capital Management Corp., a wholly-owned subsidiary of the Progressive Corporation. Prior to such position, she held various other positions with Progressive Capital Management Corp. for 10 years, and spent 4 years with Goldman Sachs.


Committees of the Board of Directors

    The Board of Directors currently has an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee").

Audit Committee

    The Audit Committee was formed in April 1997 and met two times during the last fiscal year ("Fiscal 1998"). The members of the Audit Committee are Mr. Offermann, as Chairman, and Messrs. Donlan, Young and Benson. Messrs. Offermann and Young are independent non-employee directors.

    Among other things, the Audit Committee (i) reviews the internal auditing program and internal control and accounting procedures of the Company, (ii) consults with and reviews the reports submitted by the Company's independent auditors, (iii) reviews, with the Company's management, compliance reporting and accounting, and (iv) makes such reports and recommendations to the Board of Directors as it deems appropriate.


Compensation Committee

    The Compensation Committee was formed in June 1997 and met one time during Fiscal 1998. The members of the Compensation Committee are Mr. Young, as Chairman, Messrs. Donlan and Offermann and Ms. Erb.

    The function of the Compensation Committee is to establish salaries, bonuses and other incentive plans in order to attract persons to serve as, and to retain, motivate and reward qualified persons serving as directors, executive officers and key employees of the Company. In addition, the Compensation Committee is the administrator for the 1996 Plan. See also "Executive Compensation."


Nominating Committee

    The Board of Directors has not formed a Nominating Committee.


Director Attendance

    The Board of Directors held fourteen (14) meetings during Fiscal 1998. All directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period for which such persons served as a director; and (2) the total number of meetings held by all committees of the Board of Directors on which the directors served in Fiscal 1998.


Director Compensation

    Keith B. Stein, the sole director who is also an employee of the Company, receives no extra compensation or retainer fees for his service as a member of the Board of Directors or any committee thereof. Independent non-employee directors of the Company receive an annual retainer of $10,000. In addition, each independent non-employee director receives $1,000 for each meeting of the Board of Directors attended in person and $500 for each meeting of the Board of Directors attended telephonically, plus, in each case, expenses incident to attendance at such meetings. Stock options exercisable for shares of Common Stock are granted to independent non-employee directors of the Company pursuant to the 1996 Plan in order to provide such directors an opportunity to acquire a proprietary interest in the Company through awards of Common Stock, and thus to create in such directors an increased interest in and a greater concern for the welfare of the Company. The purchase price of the Common Stock covered by such stock options is equal to or greater than the fair market value of such Common Stock on the date of grant. These stock options are fully exercisable on the first anniversary of the date of grant.


Compensation Committee Interlocks and Insider Participation

    The Board of Directors formed the Compensation Committee in June 1997. Peter Offermann has served as a member of the Compensation Committee since June 1997, Mr. Donlan since December 1997, and Ms. Erb since June 1999. Mr. Young was appointed Chairman in June 1999.


Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons who own more than ten percent of the Company's Common Stock to file reports of initial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange

Commission. Officers, directors and greater than ten-percent beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during Fiscal 1998, all Section 16(a) filing requirements were compiled with.


Limitation of Liability and Indemnification

    The Company's Certificate of Incorporation authorizes the Company to indemnify its officers, directors and other agents, by means of by-laws, agreements, or otherwise, to the fullest extent permitted under the DGCL. The Company has entered, or intends to enter into separate indemnification agreements with certain of its directors and officers, which are, in some cases, broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms.


Legal Proceedings

    On October 22, 1998, Pearl Peckerman, I.R.A., on behalf of herself and all others similarly situated, filed a putative class-action complaint (the "Peckerman Complaint") in the United States District Court for the Southern District of Florida against the Company and certain current and former officers and directors of the Company, as well as the co-lead underwriters of the Company's initial public offering. On December 4, 1998, Harvey Rooks, Rachel Rooks and Joyce Bornstein, on behalf of themselves and all others similarly situated, filed a putative class action complaint (the "Rooks Complaint") in the United States District Court for the Southern District of Florida against the Company and certain current and former officers and directors of the Company, as well as the co-lead underwriters of the Company's initial public offering.

    On February 5, 1999, the United States District Court for the Southern District of Florida ordered that these actions be consolidated. Thereafter, on July 29, 1999, the plaintiffs filed an amended and consolidated class-action complaint (the "Amended and Consolidated Complaint") styled In re National Auto Finance Company, Inc. Securities Litigation, Case Number 98-8767-CIV-Hurley.

    The individual lead plaintiffs in the Amended and Consolidated Complaint are Pearl Peckerman, Harvey Rooks, Rachel Rooks, Joyce Bornstein, Emanuel Androulidakis, Frank Rosetti, Thomas R. Bopp, Noel V. Brodtman, Jr., Susan H. Jacobsen, Leonard R. Carothers, Fred Gaunce, Duane Morris, Ralph Casey, Hiram Graham, and Vance Prigge. In addition, the action was instituted on behalf of a putative class of plaintiffs consisting of those persons who purchased or otherwise acquired stock of the Company between January 29, 1997 and April 15, 1998 inclusive, excluding the Company, its subsidiaries and affiliates, the individual defendants, members of the immediate families of each of the individual defendants, and the successors and assigns of any defendant. Other than the Company, the defendants to the action are: Gary L. Shapiro, Keith B. Stein, Roy E. Tipton, Kevin G. Adams, Edgar A. Otto, Peter Offerman, Morgan M. Schussler, Steven L. Gurba, and the co-lead underwriters of the Company's January 1997 initial public offering, Raymond James & Associates, Inc. and Cruttenden Roth, Inc.

    The Amended and Consolidated Complaint sets forth allegations surrounding the Company's 1997 restated financial statements, the interpretation of FASB No. 125 and the relationship between the Company and its prior outside service provider, Omni Financial Services of America, Inc. The plaintiffs' allegations of liability are based on various theories of recovery, including alleged violations of Section 11, 12(a)(2), 15 and 20(a) of the Securities Act of 1933, as amended, and Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934, as amended. The plaintiffs are seeking compensatory damages as the court deems appropriate.

    The Company is presently assessing the merits of the claims and anticipates filing a motion to dismiss the complaint in its entirety in the near future. In addition, the two underwriter defendants, Raymond James, Inc. and Cruttenden Roth, Inc. have asserted that pursuant to the underwriting agreement entered into with the Company in connection with its initial public offering, the Company is required to indemnify the underwriters for their legal and other costs incurred in this litigation, including but not limited to any potential judgment against them. The Company is presently assessing the merits of those claims.

    The Company has a directors' and officers' liability insurance policy with a liability limit of $5 million; and two excess policies with liability limits of $2 million and $3 million, respectively. Each insurer has raised certain coverage defenses or denied coverage. The Company has engaged, and will continue to pursue appropriate strategies to protect and preserve its claims of full coverage under all such policies.

    Litigation is subject to many uncertainties, and it is possible that the above action could be decided unfavorably. In addition, the Company may enter into discussions in an attempt to settle the pending litigation if it is in the best interests of the Company's stockholders to do so. Management is presently unable to make a meaningful estimate of the amount or range of loss that could result from an unfavorable outcome or settlement of the pending litigation. It is possible that the Company's business, volume, results of operations, cash flows or financial position could be materially affected by an unfavorable outcome or settlement of the pending litigation.


                                   MANAGEMENT

Executive Officers

    The following individuals are the executive officers of the Company:

Keith B. Stein.................................      41     Chairman of the Board and Chief Executive Officer

William G. Magro ...........................         50     President and Chief Operating Officer

Brent E. Wombolt ...........................         41     Senior Vice President, Operations and Loan Originations

Thomas Costanza ............................         33     Vice President and Chief Financial Officer

Stephen R. Veth ..............................       51     Vice President, Secretary and General Counsel

James E. Shuler ...............................      38     Vice President, Sales and Marketing

Joseph P. Glick ..............................       37     Vice President, Collections and Customer Service

Frank A. Florio ..............................       48     Vice President, Information Systems


    For a discussion of the business experience of Mr. Stein see "Proposal Two - Election of Directors."

    William G. Magro was promoted to President in May 1999 and has been the Chief Operating Officer of the Company since January 1998, Executive Vice President of the Company from October 1994 to May 1999, and was President of the financial services division of the Company from September 1997 to June 1998. Mr. Magro served from January 1985 to August 1994 as Director of Collection and Client Services for Omni Financial Services of America ("OFSA"). Mr. Magro served from January 1972 to December 1984 as a Collection Supervisor and a Dealer Relations Supervisor at General Motors.

    Brent E. Wombolt was promoted to Senior Vice President in May 1999 and was a Vice President of the Company from February 1998 to May 1999, and an Assistant Vice President of the Company from May 1997 to January 1998. Mr. Wombolt held various positions with First Merchants Acceptance Corporation from March 1995 through July 1996. Mr. Wombolt held various positions with OFSA from December 1984 through February 1995.

    Thomas Costanza has been the Vice President and Chief Financial Officer of the Company since August 1998. Mr. Costanza served as Corporate Controller and acting Chief Financial Officer with Golf Technology Holding Corporation from October 1996 to July 1998. Mr. Costanza held a management position with Barnett Bank, Inc.'s corporate audit group from July 1994 to October 1996.

    Stephen R. Veth has been the Vice President, Secretary and General Counsel for the Company since March 1999. Mr. Veth served as Vice President and Legal Counsel of First Street Mortgage Corporation from September 1997 to December 1998. Mr. Veth was General Counsel of EquiCredit Corporation from July 1990 to August 1997.

    James E. Shuler has been Vice President of the Company since February 1998 and from May 1996 to February 1998 held various positions with the Company. Mr. Shuler was employed by Greentree Financial Corporation, a consumer finance company, as a Collection Manager from March 1995 to May 1996. Prior to that time, Mr. Shuler was employed by TransSouth Financial Services, also a consumer finance company, as a Branch Manager from September 1994 to March 1995. Mr. Shuler held various positions with OFSA from August 1988 to September 1994.

    Joesph P. Glick has been Vice President of the Company since March 1999, Assistant Vice President from August 1998 to March 1999, and from January 1997 to August 1998 held various positions with the Company. From October 1995 to January 1997, Mr. Glick was involved in residential construction, and held several positions with OFSA from September 1988 to October 1995.

     Frank A. Florio was promoted to Vice President in May 1999, and was an Assistant Vice President of the Company from February 1998 to May 1999. Prior to that time, Mr. Florio held the senior-most position in the Company's information systems department since his employment with the Company in April 1997. Mr. Florio held a position with Queue Systems from June 1992 through March 1997.


Principal Stockholders

    Except as set forth below, the Company knows of no stockholder who beneficially owned more than 5% of the Company's outstanding Common Stock on the Record Date, August 2, 1999.

                                                       Number of
Name and Address of Beneficial Owner                   Shares (1)    Percent (1)
--------------------------------------------------------------------------------
National Auto Finance Company, L.P. (2)............    4,230,000      24.48%
   Via Mizner Financial Plaza, Suite 200
   700 South Federal Highway
   Boca Raton, Florida  33432

The Progressive Entities(3)........................    8,372,235      46.76%
   3 Parklands Drive
   Darien, Connecticut  06820

The 1818 Mezzanine Fund, L.P. (4)..................    8,070,172      44.83%
   59 Wall Street
   New York, New York  10005

The Structured Finance High Yield Fund, LLC (5)....    7,550,259      41.39%
   One Gateway Center
   Newark, New Jersey  07102

Manufacturers Life Insurance Company  (USA) (6)....    5,853,023      33.02%
   45 Milk Street, Suite 600
   Boston, Massachusetts 02109

-------------------

(1) Unless otherwise indicated, the named entities either have sole or shared voting and investment power with respect to the shares shown for them. Percentage ownership is based on 17,280,762 shares outstanding as of August 2, 1999, the Record Date for the Annual Meeting. Shares of Common Stock subject to options granted under the Company's 1996 Plan, warrants issued to the Senior Subordinated Noteholders and stock issuable upon the conversion of Convertible Senior Subordinated Promissory Notes, in each case exercisable within 60 days of the Record Date, are deemed outstanding for computing the beneficial ownership percentage of the person, group of persons or entities holding such options, warrants or Convertible Senior Subordinated Promissory Notes, but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Furthermore, such options and warrants are exercisable within such period only to the extent the Company has available for issuance upon such exercise authorized shares of its Common Stock. See "Proposal One" - To Amend the Certificate of Incorporation to Increase the Number of Authorized Shares of

    Common Stock," and specifically with respect to stock options, see "Proposal Three - Approval of Amendments to the 1996 Share Incentive Plan" below. On August 2, 1999, 2,719,238 shares of the Company's Common Stock were available for such issuance, and 237,500 of such shares were available for issuance under the 1996 Plan. With respect to shares of the Company's Common Stock beneficially owned by all Directors and Executive officers as a group, see the table under "Proposal Two - Election of Directors."

(2) The General Partner holds a 1% general partner interest in the Partnership. The Partners of the Partnership include, among others, Ironbrand Capital, LLC, a wholly-owned subsidiary of First Union National Bank (the "First Union Partner"), Keith B. Stein, the Chairman and Chief Executive Officer of the Company, and William G. Magro, the President and Chief Operating Officer of the Company. The remaining Partners of the Partnership hold the balance of the limited partner economic interests, including certain of the Junior Subordinated Noteholders; one of the largest such holders is Gary Shapiro, the former Chairman and Chief Executive Officer of the Company. Except for the First Union Partner, each Partner of the Partnership has the right to vote on certain matters specified in the partnership agreement commensurate with each such Partner's respective economic limited partner interest. In accordance with the partnership agreement, the consent of the First Union Partner is generally required before the Partnership may take certain fundamental actions. Pursuant to the Restructuring, the Partnership has granted an irrevocable proxy to the Board designees of the Senior Subordinated Noteholders to vote the 4,230,000 shares of Common Stock held by the Partnership in all matters as to which such shares are entitled to vote. Each of Messrs. Stein and Magro disclaims beneficial ownership of the shares owned by the Partnership.

(3) Includes 3,520,000 shares of the Company's Common Stock over which Progressive shares voting and dispositive power with the Progressive Corporation, Progressive Casualty Insurance Company, and PCI, its affiliates (collectively, the "Progressive Entities"). Also includes $193,959 principal amount of Convertible Senior Subordinated Promissory Notes (which are convertible, at the rate of $.75 per share, into 258,612 shares of the Company's Common Stock), and warrants to purchase 363,623 shares of the Company's Common Stock at $0.01 per share. Also includes 4,230,000 shares of Common Stock held by the Partnership over which the Progressive Entities share voting power with the other Senior Subordinated Noteholders.

(4) Includes 3,119,047 shares of the Company's Common Stock held by the 1818 Fund. Also includes $221,666 principal amount of Convertible Senior Subordinated Promissory Notes (which are convertible, at the rate of $.75 per share, into 295,555 shares of the Company's Common Stock), and warrants to purchase 415,570 shares of the Company's Common Stock at $0.01 per share. Also includes 4,230,000 shares of Common Stock held by the Partnership over which the 1818 Fund shares voting power with the other Senior Subordinated Noteholders. Also includes, in the case of Joseph Donlan, an affiliate of the 1818 Fund, 10,000 shares of the Company's Common Stock that he may purchase pursuant to stock options granted him under the 1996 Plan.

(5) Includes 2,357,143 shares of the Company's Common Stock held by SFHY. Also includes $277,084 principal amount of Convertible Senior Subordinated Promissory Notes (which are convertible, at the rate of $.75 per share, into 369,445 shares of the Company's Common Stock), and warrants to purchase 593,761 shares of the Company's Common Stock at $0.01 per share. Also includes 4,230,000 shares of the Company's Common Stock held by the Partnership, over which SFHY shares voting power with the other Senior Subordinated Noteholders.

(6) Includes 1,178,572 shares over which ManuLife holds voting and dispositive power. Also includes $138,541 principal amount of Convertible Senior Subordinated Promissory Notes held by Gerlach & Co., as Nominee for ManuLife (which are convertible, at the rate of $.75 per share, into 184,721 shares of the Company's Common Stock), and warrants to purchase 259,730 shares of the Company's Common Stock at $0.01 per share. Also includes 4,230,000 shares of the Company's Common Stock held by the Partnership over which ManuLife shares voting power with the other Senior Subordinated Noteholders.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning total compensation earned by or paid to the Company's Chief Executive Officer, the four other most highly compensated executive officers of the Company employed as of December 31, 1998, and Messrs. Tipton and Adams, who served as executive officers during 1998, but were not serving in such capacity as of December 31, 1998 (the "named Executive Officers"), during Fiscal 1998, 1997 and 1996 for services rendered to the Company.

                                                                    Long-Term
                                                                  Compensation
                                      Annual Compensation            Awards
                                                                   Securities
                                                                    Underlying      All Other
Name and Principal Position     Year(1)    Salary    Bonus(1)      Options/SARs   Compensation($)
Keith B. Stein (2)               1998     $257,808   $150,000         85,000              --
   Chairman & Chief Executive
     Officer                     1997           --     75,000         37,500              --
                                 1996           --         --             --              --

William G. Magro                 1998      173,748     90,000         30,000         121,749 (4)
   President & Chief             1997      130,000     55,000         35,000          31,290 (4)
     Operating Officer           1996      110,571     40,839             --          11,129 (4)

Roy E. Tipton                    1998      107,660         --             --         127,596 (5)
   Former President              1997      155,000     68,750         65,000          29,350 (6)
                                 1996      130,000     59,131             --             700 (3)

Joel B. Ronkin (7)               1998      135,683     42,000         10,000           4,507 (3)
   Former Vice President,
     Secretary and General       1997       53,680     20,000          5,000              --
       Counsel                   1996           --         --                             --

Martin E. Mattone (7)            1998      129,472     33,000          15,000             --
   Former Vice President         1997       83,740         --              --            188 (3)
     Loan Originations/Asset     1996           --         --              --             --
     Remarketing

Kevin G. Adams (8)               1998      110,982         --              --         34,892 (8)
   Former Senior Vice President  1997      115,000     75,000          27,000          3,357 (3)
     Finance                     1996      105,000     35,630              --            810 (3)

Brent E. Wombolt (9)             1998      121,288     20,000            7,500         4,186 (3)
   Senior Vice President,        1997       78,751     40,000           15,000           481 (3)
     Operations and Loan         1996           --         --               --            --
       Originations

-----------------
(1) Bonuses for senior management for services rendered in a given year were finally determined by the Compensation Committee of the Board pursuant to guidelines established in such executives' employment agreements. These bonuses were paid by the end of March of the year following the year to which such bonuses relate. See "--Employment Agreements."

(2) Mr. Stein was Vice Chairman, Chief Executive Officer, Treasurer and Director in 1998. No compensation was received directly from the Company in 1997 and 1996. The Company, however, paid fees and costs to National Financial Companies, LLC ("NFC"), pursuant to management and service agreements, for the rendering of various services in support of the Company's operations. Mr. Stein was formerly a Managing Director of NFC.

(3) Includes contributions made by the Company in accordance with the Company's 401(k) Plan.

(4) Mr. Magro was Executive Vice President and Chief Operating Officer in 1998. Includes (i) contributions made by the Company in accordance with the Company's 401(k) Plan of $4,057, $1,213, and $87.50 in 1998, 1997 and 1996
     respectively, (ii) forgiveness of indebtedness of $40,854 in 1998, and
     (iii) $76,838, $30,077 and $11,041 for relocation expenses paid in 1998, 1997 and 1996, respectively.

(5) Includes contributions made by the Company pursuant to the 401(k) Plan of $2,596 and payment of $125,000 for the severance by Mr. Tipton of his employment agreement with the Company. Mr. Tipton resigned his position with the Company effective June 1998.

(6) Includes contributions made by the Company pursuant to the 401(k) Plan of $4,350 and a bonus of $25,000 for the execution by Mr. Tipton of an extension of his employment contract with the Company.

(7)  Mr. Ronkin and Mr. Mattone resigned their positions effective March 1999.

(8) Includes contributions made by the Company pursuant to the 401(k) Plan of $4,829 and a payment to Mr. Adams for severance of his employment with the Company in the amount of $30,063. Mr. Adams' position with the Company terminated effective October 1998 in conjunction with the Company's move from Boca Raton, Florida to Jacksonville, Florida.

(9) Mr. Wombolt was Vice President in 1998.

No stock appreciation rights were awarded to, earned by or paid to the named Executive Officers during the fiscal year ended December 31, 1998.


Employment Agreements

    The Company employs each of Keith B. Stein, Chairman and Chief Executive Officer, William G. Magro, President and Chief Operating Officer, and Brent E. Wombolt, Senior Vice President-Operations and Loan Originations (individually an "Executive" and collectively, the "Executives"), pursuant to employment agreements effective as of June 1, 1998, June 1, 1998 (as amended and restated) and August 1, 1998 (as amended and restated), respectively. The term of Mr. Stein's agreement will end on June 1, 2001, the term of Mr. Magro's agreement will end on May 31, 2001 and the term of Mr. Wombolt's agreement will end on February 28, 2001, unless sooner terminated pursuant to the terms of the respective agreement. The Company formerly employed Roy E. Tipton as President, Joel B. Ronkin as Vice President, Secretary and General Counsel, and Martin E. Mattone, as Vice President-Loan Originations/Asset Remarketing. Messrs. Tipton, Ronkin, and Mattone each resigned from such offices of the Company in June 1998, March 1999, and March 1999, respectively.

    Mr. Stein's annual base salary was $200,000 from January 1, 1998 to June 1, 1998, at which time he entered into an employment agreement with the Company increasing his base salary to $300,000 effective on June 1, 1998, with such amount to be reviewed annually by the Compensation Committee. Mr. Stein was paid an incentive bonus in January 1999 with respect to Fiscal 1998 of $150,000, pursuant to the terms of his employment agreement. Mr. Stein may receive from the Company an incentive bonus in each year of his employment under such agreement, the amount of which is payable on or before March 31 of the year following the year to which such bonus relates. Pursuant to an Executive Incentive Bonus Program adopted by the Board of Directors for Fiscal 1999 (the "1999 Bonus Program"), Mr. Stein's incentive bonus for Fiscal 1999 is based upon the Company achieving certain pre-established performance goals, which if all attained, could result in Mr. Stein receiving a bonus of $225,000 or 75% of his base salary for 1999.

    Mr. Magro's annual base salary was $140,000 from January 1, 1998 through May 31, 1998, and from the effective date of his agreement to May 31, 1999 was $180,000 and will be (i) no less than $192,600 from June 1, 1999 through May 31, 2000, and (ii) no less than $206,082 from June 1, 2000 through May 31, 2001. Any increase in Mr. Magro's annual base salary in excess of seven percent (7%) for such periods will be determined by the Compensation Committee. Mr. Magro was paid in January 1999 an incentive bonus with respect to Fiscal 1998 of $90,000, equal to 50% of his 1998 annual base salary, and will receive from the Company an incentive bonus in each year of his employment agreement of not less than fifty percent (50%) and up to 75% of his annual base salary. The incentive bonus for Fiscal 1999 is based upon the 1999 Bonus Program and could result in Mr. Magro receiving a bonus of $160,000 or 75% of his base salary in 1999.

    Prior to his resignation in June 1998, Mr. Tipton was being paid at an annual base salary rate of $180,000, commencing on January 1, 1998. Mr. Tipton did not earn an incentive bonus in 1998 and was paid severance of $125,000 pursuant to his employment agreement with the Company.

    Mr. Ronkin's annual base salary was $131,366 from January 1, 1998 through May 31, 1998, and from the effective date of his agreement through his resignation in March 1999, Mr. Ronkin was paid at an annual base salary rate of $140,000 commencing June 1, 1998. Pursuant to his employment agreement, Mr. Ronkin was paid in January 1999 an incentive bonus with respect to Fiscal 1998 of $42,000.

    Mr. Mattone's annual base salary was $90,000 from January 1, 1998 through July 31, 1998, and from the effective date of his agreement through his resignation in March 1999, Mr. Mattone was paid at an annual base salary rate of $110,000. Pursuant to his employment agreement, Mr. Mattone was paid an incentive bonus in January 1999 with respect to Fiscal 1998 of $33,000.

    Pursuant to their employment agreements, each of the Executives may participate in any stock option and benefit plans adopted by the Company or its successors more particularly described under the caption, "Proposal Three-Approval of Amendments to the 1996 Share Incentive Plan." Prior to their resignations, such participation was also available to Messrs. Tipton, Ronkin, Mattone and Adams. In addition, each of the Executives and Messrs. Tipton, Ronkin, Mattone and Adams have agreed to maintain the confidentiality of the Company's proprietary information and agreed, during the term of each of their respective agreements, not to compete directly or indirectly with the business of the Company.

    The employment agreement of each of the Executives may be terminated by the Company due to such Executive's disability or death, and either without "Cause" or for "Cause" (as defined in the employment agreement). In the event that an Executive is terminated without "Cause," he will be entitled to receive all accrued but unpaid base salary, benefits and other compensation and, under certain circumstances, an additional payment or payments equal to his base salary for a twelve-month period. Each of the Executives may also terminate his employment for Good Reason (as defined in the employment agreements). In such event, the Executive will be entitled to receive all accrued but unpaid base salary, benefits and other compensation.

    In the event Mr. Stein terminates his employment with the Company for "Good Reason" or is terminated by the Company without "Cause" (as such terms are defined in his employment agreement), he will be entitled to receive a severance payment equal to (i) $680,000 plus (ii) his target incentive bonus for the year of such termination pro-rated for the number of days during such year in which he was employed up to the date of termination. If Mr. Stein is terminated for any reason within 120 days following a "Change in Control" (as such term is defined in his employment agreement), he will be entitled to receive a severance payment equal to the amount described in clauses (i) and (ii) above plus $980,000.


Option Grants

    The following table sets forth stock options granted in Fiscal 1998 to each of the Company's Executives named in the Summary Compensation Table who held office as of December 31, 1998. The Company did not issue any stock appreciation rights. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms for the Executives named in the Summary Compensation Table at assumed compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock.

                      Option/SAR Grants in Last Fiscal Year

                                Individual Grants

                                         Percent
                                         of Total
                           Number of     Options/
                            Securities     SARs                                  Potential Realizable Value
                           Underlying    Granted to    Exercise                    at Assumed Annual Rates
                            Options/     Employees     or Base                   of Stock Price Appreciation
                              SARs       in Fiscal     Price      Expiration          For Option Term(a)
     Name                  Granted(#)       Year       ($/Sh)        Date            5% ($)        10%($)
------------------------------------------------------------------------------------------------------------
     Keith B. Stein          85,000          36%     $ 2.25(b)       2009          $120,276      $304,803
     William G. Magro        30,000          12%       2.25          2009          $ 42,450      $107,578
     Martin Mattone          15,000           6%       2.25(b)       2009          $ 21,225      $ 53,789
     Joel Ronkin             10,000           4%       2.25(b)       2009          $ 14,150      $ 35,859
     Brent Wombolt            7,500           3%       2.25          2009          $ 10,613      $ 26,894


     (a) These amounts, based on assumed appreciation rates of 5% and 10%, the rates prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

     (b) Mr. Stein's stock options became fully vested in June 1999 pursuant to applicable provisions of his employment agreement contingent upon the successful consummation of the Restructuring. Mr. Mattone's and Mr. Ronkin's stock options expired three months after the date of their respective resignations as officers of the Company.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

    There were no shares acquired on exercise of stock options and no aggregate gains realized upon exercise in 1998 by the Company's named executive officers. The following table sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 1998 and the aggregate gains that would have been realized had these options been exercised on December 31, 1998, even though these stock options were not exercised on December 31, 1998. The Company did not issue stock appreciation rights.

                            FY-End Option/SAR Values

                      Number of Securities
                     Underlying Unexercised        Value of Unexercised In-The-
                       Options/SARs at FY-         Money Options/SAR at Fiscal
                             End (#)                    Year End (a) ($)
Name               Exercisable    Unexercisable     Exercisable  Unexercisable

Keith B. Stein       122,500             --            $  --         $ --
William G. Magro      33,334         31,666               --           --
Brent Wombolt         12,500         10,000               --           --
Joel Ronkin            6,666          8,334               --           --
Martin Mattone         5,000         10,000               --           --
James Shuler          12,500         10,000               --           --

(a) As of December 31, 1998, the market stock price of the Company's Common Stock was less than the exercise price of all such options.

Report on Repricing of Stock Options

    On December 12, 1997 (the "Repricing Date"), in light of the significant challenges facing the Company and the need to retain key executives and directors, and to strengthen the mutuality of interests between such persons and the Company's stockholders, the Board of Directors approved the Compensation Committee's repricing of options then outstanding granted to executive officers and certain directors under the 1996 Plan, to an exercise price of $2.25 per share, which was the market price on the Repricing Date. In the Compensation Committee's view, the repricing was in the best interest of the Company and its stockholders and provided performance and retention incentives to key executives, whose efforts are essential for the Company's continual progress to achieve profitability. No other material terms of the options were revised. Options held by Mr. Offermann and Mr. Schuessler, non-employee directors, were also repriced in the same manner as the stock options of the Company's executive officers.

    The following table contains information concerning the repricing with respect to the named executive officers and directors:

                          10-YEAR OPTION/SAR REPRICINGS

                                                                                                  Length Of
                                                                                                  Original
                                                          Market        Exercise                 Option Term
                                           Number of      Price Of       Price At                 Remaining
                                           Securities     Stock At       Time Of                      At
                                           Underlying     Time Of       Repricing                   Date Of
                                          Options/SARs  Repricing Or        Or         New       Repricing Or
                                          Repriced Or    Amendment      Amendment    Exercise      Amendment
Name                        Date            Amended         ($)            ($)       Price ($)      (Years)
Keith  Stein          December 12, 1997      22,500        $5.25          $8.50       $5.25          9.08
                      December 12, 1997      15,000        $5.25          $6.63       $5.25          9.75
                      December 12, 1997

William Magro         December 12, 1997      35,000        $5.25          $8.50       $5.25          9.08

James Shuler          December 12, 1997      15,000        $5.25          $7.25       $5.25          9.47

Brent Wombolt         December 12, 1997      15,000        $5.25          $7.25       $5.25          9.47

Peter Offermann       December 12, 1997       5,000        $5.25          $8.50       $5.25          9.08
                      December 12, 1997       5,000        $5.25          $6.63       $5.25          9.75

Joel Ronkin(1)        December 12, 1997       5,000        $5.25          $6.75       $5.25          9.58

Morgan Schuessler(1)  December 12, 1997       5,000        $5.25          $7.25       $5.25          9.47


(1) Mr. Ronkin resigned from his position with the Company in March 1999. Mr. Schuessler resigned as a director of the Company in April 1999.


Compensation Committee:             Board of Directors:
David W. Young                      Keith B. Stein            David Benson
Peter Offermann                     Peter Offermann           Robert Gould
Joseph Donlan                       Joseph P. Donlan          Evelyn Erb
Evelyn Erb                          David W. Young

Stock Options Granted in 1999

    In conjunction with employment agreements that the Company's executive officers executed during 1998, the Company agreed to grant such executive officers as a group an aggregate of 1,759,018 stock options of the Company's Common Stock, 1,546,366 of which the Company believes qualify as incentive stock options as defined in Proposal Three of this Proxy Statement. These grants were contingent upon the completion of the Restructuring, and subject to ratification by the Company's Board of Directors and stockholder approval to amend the 1996 Plan to increase the number of authorized shares of stock reserved for future issuance of such shares, and the filing with the Securities and Exchange Commission of appropriate amendments to the existing Registration Statement on Form S-8, or in the alternative adoption of a new incentive stock option plan and the filing with the Securities and Exchange Commission of an additional Registration Statement on Form S-8. See "Proposal Three - Approval of Amendments to the 1996 Share Incentive Plan" below. An additional 213,214 of incentive stock options were granted to certain executive officers in 1999 as a result of their employment and/or promotion and subject to the same conditions as the above described grant of stock options. Such options are not included in the table above.


Compensation Committee Report on Executive Compensation*

    Pursuant to the rules of the Securities and Exchange Commission, set forth below is the report of the Compensation Committee and the Board of Directors regarding their compensation policies for the fiscal year ended December 31, 1998 for the Company's executive officers, including the Chief Executive Officer.

General Policies.

    The goals of the Company's executive compensation program for 1998 were to attract, retain, motivate and reward qualified persons serving as executive officers. To achieve the goals of the program, the Company relied primarily on
(1) base salary, (2) annual bonus compensation and (3) long-term incentives in the form of Benefits granted pursuant to the 1996 Plan. Other elements of compensation included the Company's 401(k) Plan and medical and life insurance benefits available to employees generally.

    Each element of compensation has a different purpose. Salary and bonus payments are mainly designed to reward current and past performance. Stock options are primarily designed to provide incentive for superior long-term performance and are directly linked to stockholders' interest because the value of the awards will increase or decrease based upon the future price of the Common Stock.

    The salary levels for existing executive officers depend primarily on individual levels of responsibility within the Company. The level of salary for newly hired executive officers, while similarly dependent on individual levels of responsibility within the Company, also is affected by the market for executive talent. Additional consideration in setting salary levels is given to the Company's competitive position in its industry and the need to establish compensation and terms of employment that will attract and retain the leadership the Company believes necessary to maintain and improve its position.

    Bonus levels for executive officers and other key employees of the Company depend upon personal and corporate performance and are designed to encourage the achievement of certain annual operating performance goals. Annual bonuses for 1998 for executive officers and certain other key employees were determined pursuant to the terms of the respective individual's employment agreement or by the Compensation Committee in those instances where the executive officer or employee did not have an employment agreement with the Company, and in both cases were finally approved by the Compensation Committee and the Board of Directors.

    The Company intends to rely upon the special transition rule contained in the U.S. Treasury regulations which allows the Company, as a private corporation that has completed an initial public offering, to deduct all


--------
* The disclosure contained in this section of this Proxy Statement is not incorporated by reference into any filings by the Company under the Securities Act, or the Exchange Act that incorporate other filings or portions thereof (including this Proxy Statement or the "Executive Compensation" section of this Proxy Statement) without specific reference to the incorporation of this section of this Proxy Statement.

compensation expenses related to awards or grants made under the 1996 Plan prior to the approval of the amendment to the 1996 Plan proposed in this Proxy Statement. Thereafter, the deductibility of compensation expenses related to awards or grants made under the 1996 Plan which result in total covered compensation in excess of $1 million for the Chief Executive Officer and certain other executive officers will depend upon whether the Company and the 1996 Plan comply with the performance-based exception to Section 162(m) of the Code.

    The Compensation Committee reviewed and approved stock option grants made by the Company in 1997 and 1998 to all executive officers recommended by the Chief Executive Officer. These stock option grants were based primarily on the scope of the executive officer's responsibilities at the Company, the cash compensation that such executive officer had received in his prior employment, the cash compensation proposed to be paid by the Company and such executive officer's overall contribution to the Company's success.

    In June 1999, the Company reset the exercise price of all director, officer and employee stock options to $.23 per share. The resetting of the exercise price of all options issued under the 1996 Plan was designed to enable the Company to maintain a high level of motivation among the Company's key executives, and the price was in excess of the Company's then market stock price.

    The Company believes that the executive compensation program has enabled it to attract, motivate and retain senior management by providing a competitive total compensation opportunity based upon performance. Base salaries, combined with annual performance-based bonus awards that reflect the individual's level of responsibility, performance and contribution to the Company, are important elements of the Company's cash compensation philosophy. Together with the Company's executive stock ownership, the Company's total executive compensation program not only aligns the interest of executive officers and stockholders, but enables the Company to attract talented senior management. The Board of Directors believes that this program strikes an appropriate balance between short and long-term performance objectives.


Compensation of the Chief Executive Officer.

    Keith B. Stein, the Chief Executive Officer of the Company, received compensation from the Company in Fiscal 1998 consisting of a base salary, incentive bonus, automobile allowance and incentive stock options. Mr. Stein's compensation, particularly with respect to his incentive bonus and stock option grants, was specifically predicated upon providing leadership and direction to maintain the Company as a going concern and managing the Company through its comprehensive financial restructuring successfully completed in April 1999. The Company believes that Mr. Stein is committed to optimizing the overall performance of the Company to the benefit of all stockholders and that he demonstrated such commitment in Fiscal 1998.

Compensation Committee:                         Board of Directors:
David W. Young                                  Keith B. Stein
Peter Offermann                                 Peter Offermann
Joseph Donlan                                   Joseph P. Donlan
Evelyn Erb                                      David W. Young
                                                Evelyn Erb
                                                David Benson
                                                Robert Gould

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

    The Company, from time to time, has entered into transactions with certain of its principals and stockholders and entities in which they have an interest. The Company believes that each such transaction has been on terms no less favorable to the Company than could have been obtained in a transaction with an independent third party.


First Union

Lending

    Securitization Program. The Company currently funds its purchases of Loans primarily through a two-step asset securitization program consisting of (i) the securitized warehousing of all of its Loans through daily sales to a bankruptcy-remote master trust financed by a $85,000,000 revolving credit facility with First Union, followed by (ii) the transfer of such warehoused Loans from time to time by the Master Trust to a discrete trust, thereby creating renewed availability of capital from the Master Trust. First Union is the sole holder of the Class B Certificates that relate to the Revolving Securitization and Master Trust.

Placement Agent and Underwriting

    First Union Capital Markets Corp. ("FUCMC"), a wholly owned subsidiary of First Union Corporation, served as placement agent for the Company's Senior Subordinated Notes. FUCMC has also privately placed and acted as underwriter for public offerings of asset-backed securities of the Company in connection with the Company's securitization transactions and may act as placement agent or underwriter for the Company's future securitization and financing activities.

Registration Rights

    Pursuant to a registration rights agreement with the Company, the First Union Partner was granted certain rights with respect to the registration under the Securities Act of Common Stock distributed to it by the Partnership (no such distribution has been made as of the date of this Proxy Statement).

    Under the registration rights agreement, the First Union Partner can, in certain circumstances, require the Company to effect up to two registrations of any or all of the First Union Partner's share of Common Stock. The Company is not required to honor such request to register shares of Common Stock if the request is made within 90 days of a firm commitment underwritten public offering or before the expiration of any lock-up period required by the underwriters in connection therewith.

    In addition, if the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company, in certain circumstances the First Union Partner can exercise piggy-back registration rights to request participation in the offering. The Company is not required to honor in full any such request to register shares of Common Stock if such request would reduce the number or amount of securities to be issued by the Company in any such offering to an amount which, in the opinion of the Board of Directors, is below that which is necessary to accomplish the purposes of such offering and in the best interests of the Company. Furthermore, if the contemplated offering is to be an underwritten offering and the underwriter delivers a written opinion that marketing considerations require a limitation on the number of securities to be sold, then the First Union Partner's piggy-back registration rights will be reduced pro rata to the extent necessary to comply with the underwriter's recommendations.

First Union Partner

    The First Union Partner is a limited partner of the Partnership (see footnote (2) to Principal Stockholders).

First Union Strategic Alliance

    In March 1999, First Union announced publicly that it was exiting the indirect auto finance business due to realigned business strategies. As a result, the Company's referral agreement, which established a Loan origination alliance with First Union, has been terminated. The Company will, nonetheless, continue the relationships with auto dealerships established by the alliance. The Company will not, however, be obligated to pay to First Union referral fees related to business obtained through those dealers.


Senior Subordinated Notes

General

    In December 1997, the Company completed the private placement of $10 million in Common Stock and $40 million principal amount of Senior Subordinated Notes with detachable warrants (the "December Private Placement"). The private placement of the $10 million in Common Stock resulted in the issuance of 761,905 shares of the Company's Common Stock to the 1818 Fund, and 1,142,857 shares of the Company's Common Stock to Progressive. The Senior Subordinated Notes, which mature in seven years, bear interest at 11.875% per annum for the first three years, and increase to 12.875% in year four, 13.875% in year five and 14.875% in years six and seven. The Senior Subordinated Notes and warrants were purchased by the 1818 Fund, Progressive and ManuLife. In March 1998, the Company completed a private placement (the "March Private Placement") of $20 million principal amount of Senior Subordinated Notes to SFHY with detachable warrants under terms similar to that of the December Private Placement. In connection with the December Private Placement and the March Private Placement, the Company issued an aggregate of 1,632,594 detachable warrants with a ten year life, exercisable into Common Stock of the Company at $0.01 per share. See also the discussion of the Company's Restructuring as described above under the caption "Change of Control."

Registration Rights

    Pursuant to a registration rights agreement, the Company has granted the 1818 Fund, Progressive, ManuLife, FSA and others certain rights with respect to the registration under the Securities Act of Common Stock held by each. Under the registration rights agreement, the other entities can, in certain circumstances, require the Company to effect up to two registrations of any or all of their shares of Common Stock. The Company is not required to honor such request to register shares of Common Stock if the request is made within 90 days of a firm commitment underwritten public offering or before the expiration of any lock-up period required by the underwriters in connection therewith.

    In addition, if the Company proposes to file a registration statement (other than a Registration Statement on Form S-4 or S-8 or any successor forms to such Forms) under the Securities Act with respect to an offering by the Company, in certain circumstances such parties, among others, can exercise incidental registration rights to request participation in the offering. The Company is not required to honor any such request to register shares of Common Stock if, in an underwritten offering, the underwriter(s) have advised the Company in writing that the number of shares requested to be registered exceeds the number of securities that can be sold in such offering within an acceptable price range.


Junior Subordinated Notes

    During 1994, Gary L. Shapiro, Edgar A. Otto and Stephen L. Gurba loaned $1,525,000, $3,675,000 and $123,733, respectively, to the Company. During 1995,
Messrs. Shapiro and Otto loaned $539,000 and $342,000, respectively, to the Company. During 1995, Nova Financial Corporation and Nova Corporation, each of which is a privately-held corporation controlled by Messrs. Shapiro and Otto, loaned $100,000 and $1,115,000, respectively, to the Company. During 1996, Nova Corporation loaned $700,000 to the Company. All of such loans were made on a junior subordinated basis and in exchange for the Junior Subordinated Notes. Each of the Junior Subordinated Notes bears interest at a rate of 8.0% per annum payable quarterly in arrears and matures on December 20, 2004. During 1996, the Company repaid $511,000 and $461,000 to Messrs. Shapiro and Otto, respectively. In January 1997, a portion of the Company's proceeds from its initial public offering were used to repay $2,594,186, $1,302,131, $1,122,361, $90,018 and
$72,754 to Mr. Otto, Nova Corporation, Mr. Shapiro, Mr. Gurba and Nova Financial Corporation, respectively. During January and April 1998, the Company paid the Junior Subordinated

Noteholders interest totaling $77,406. No payments of principal or interest have been paid since that date. As of December 31, 1998, the Company owed approximately $2.1 million (including $117,000 of accrued and unpaid interest) on the Junior Subordinated Notes. The Company believes that the terms of each of the Junior Subordinated Notes are as favorable as could have been obtained from an unaffiliated third party. See also the discussion of the Company's Restructuring as described above under the caption "Change of Control."


Management and Service Agreements

    The Company was previously party to a management agreement and a service agreement pursuant to which NFC provided operational, financial, legal, accounting, management, advisory and other administrative services relating to the management, business operations, assets and interests of the Company. These agreements were terminated in June 1998. Amounts paid to NFC pursuant to such agreements were $289,000, $884,000 and $603,000 in 1998, 1997 and 1996, respectively. Gary L. Shapiro, the former Chairman and Chief Executive Officer of the Company is the Chairman and Chief Executive Officer and a principal owner of NFC. Keith B. Stein, Chairman of the Board and Chief Executive Officer of the Company, was formerly a managing director of NFC.

    The General Partner holds a 1% interest in the Partnership. A majority of the outstanding capital stock of the General Partner is owned collectively by Messrs. Shapiro and Otto. The limited partners of the Partnership include, among others, S Associates, O Associates, the First Union Partner, Keith B. Stein, Roy
E. Tipton, William G. Magro and Kevin G. Adams. Messrs. Stein and Magro hold minimal minority limited partner interests of the Partnership. Mr. Shapiro, who was formerly Chairman of the Board and Chief Executive Officer of the Company, is the trustee of a trust that owns all of the outstanding capital stock of the general partner of S Associates. Mr. Otto owns all of the outstanding capital stock of the general partner of O Associates. The remaining limited partners of the Partnership hold the balance of the limited partner economic interests.


Indebtedness of Management

    In 1997, the Company loaned Mr. Magro $100,000, pending the sale of his home residence in Palm Beach County in connection with his relocation to Jacksonville to manage the Company's financial services division. As part of Mr. Magro's agreement to relocate to Jacksonville, the Company agreed to forgive all or a portion of that loan based on the sale price of Mr. Magro's residence. Mr. Magro sold his residence in March 1998 and paid the Company $59,146 towards the principal owed on the $100,000 loan. Accordingly, the Company forgave $40,854 of the Loan in Fiscal 1998 and reimbursed Mr. Magro for his personal tax liability associated with the forgiven loan amount in such year.

                   COMPARISON OF CUMULATIVE STOCKHOLDER RETURN

    The following graph compares the cumulative total stockholder return on the Company's Common Stock from January 29, 1997, when the Company's Common Stock began trading on the NASDAQ National Market System, to December 31, 1998, with the cumulative return of the SNL Auto Finance Index and the NASDAQ Total U.S. Index. The Company's Common Stock was delisted from the NASDAQ National Market System on March 10, 1999 and is now trading on the OTC Bulletin Board. The graph assumes a $100 investment at the beginning of the period and reinvestment of all dividends.

                       National Auto Finance Company, Inc.


                                  [LINE GRAPH]


                                                        Period Ending
                                      ----------------------------------------------------
Index                                  1/30/97    6/30/97   12/31/97   6/30/98   12/31/98
------------------------------------------------------------------------------------------
National Auto Finance Company, Inc.     100.00      71.05      31.58     10.53       0.99
NASDAQ - Total US                       100.00     105.29     115.29    138.63     162.45
SNL Auto Finance Index                  100.00      54.68      39.65     40.42      28.26


    PROPOSAL THREE - APPROVAL OF AMENDMENTS TO THE 1996 SHARE INCENTIVE PLAN

    The Board of Directors has approved, and is submitting to the stockholders for approval, the following amendments to the Company's 1996 Share Incentive Plan (the "1996 Plan"):

    1. Increase the number of shares of Common Stock available for the grant of options, stock appreciation rights, stock awards, performance awards and stock units (collectively, the "Benefits") from 500,000 to 4,000,000.

    2. Increase the maximum number of shares of Common Stock which may be granted to any individual participant under the 1996 Plan to 2,000,000.

    Pursuant to the amendment, the Plan shall be amended by changing: (1) the number 500,000 in the first sentence of Section 5 of the Plan to 4,000,000; and
(2) the second sentence of Section 5 to read: "The maximum number of shares of Common Stock with respect to which Benefits may be granted to any individual participant under the Plan shall be 2,000,000."

    As of December 31, 1998, the Company had granted stock options in respect of an aggregate of 302,500 shares of Common Stock under the 1996 Plan to certain key officers, directors and employees of the Company all of which are intended to qualify as "incentive stock options" ("ISO's") as defined below. The stock options granted to officers and employees of the Company vest in equal annual one-third installments commencing on the date of grant, except the 122,500 options included in such number granted to Mr. Stein, which have been fully vested. The options granted to directors vest in full on the first anniversary of the date of grant. The exercise price of all such options equaled, or exceeded the fair market value of the Common Stock on the date of grant.

    The 1996 Plan is intended to provide incentives that will attract, retain and motivate highly competent persons, each of whom will contribute to the success and future growth and profitability of the Company, as executive management, employees and directors of the Company and of any parent or subsidiary of the Company, by providing them the opportunity to acquire shares of Common Stock, or to receive monetary payments based on the value of such shares pursuant to certain benefits contemplated by the 1996 Plan. Furthermore, the 1996 Plan is intended to assist in aligning the interests of the Company's executive management, employees and directors with those of its stockholders. On August 2, 1999, the latest practicable date, the Company employed 8 executive officers, 1 non-executive officer, 146 Employees, and 6 non-employee directors who may participate under the 1996 Plan. A substantial portion of the shares currently available for granting of Benefits under the 1996 Plan was used during Fiscal 1997 and 1998. Furthermore, on June 3, 1999 (the "Grant Date'), the Board approved the grant of an aggregate of 2,105,492 stock options with an exercise price of $0.23 per share, to the Executive Officers, a non-executive officer, and other management employees of the Company in certain cases pursuant to commitments under employment agreements, contingent upon the availability of shares of Common Stock under the 1996 Plan. As set forth below under the caption "New Plan Benefits" all stock options granted to Mr. Stein are fully vested and exercisable. With respect to all other executive and management employees' stock options, one-third of such stock options became vested and exercisable on the Grant Date, with an additional one-third to vest and become exercisable on each succeeding anniversary of the Grant Date.

    As a consequence, the Board determined that, unless the proposed amendment is adopted, the number of shares of Common Stock remaining under the 1996 Plan will be insufficient to meet the Company's previously committed compensation requirements, as well as anticipated compensation requirements, in Fiscal 1999 and beyond. Accordingly, the Board of Directors wishes to ensure the continued availability of shares for which Benefits may be granted to all eligible current and future officers, directors and employees.


Description of the 1996 Plan

    The following is a brief description of the material features of the 1996 Plan, as amended by Proposal Three. Such description is qualified in its entirety by reference to the full text of the 1996 Plan.

Administration

    The 1996 Plan is administered by the Compensation Committee (herein referred to as the "Plan Administrator"), all of whose members are (i) "non-employee directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Exchange Act and (ii) "outside directors" within the meaning of Section 162(m) of the Code. The Plan Administrator is authorized, subject to the provisions of the 1996 Plan, to establish such rules and regulations as it deems necessary for the proper administration of the 1996 Plan. The Plan Administrator is authorized to delegate such administrative duties as it deems advisable.

    The 1996 Plan provides for the granting of certain Benefits in any one or a combination of (i) stock options, (ii) stock appreciation rights, (iii) stock awards, (iv) performance awards and (v) stock units (each as more particularly described below). The aggregate number of shares of Common Stock that may be currently subject to such benefits, including stock options, is 500,000 shares of Common Stock (subject to adjustment in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in-kind or other like change in capital structure or distribution). Additionally, if there is a "Change in Control" (as such term is defined in the 1996 Plan) of the Company, all then outstanding stock options and stock appreciation rights become immediately exercisable.

    The Board of Directors may amend the 1996 Plan from time to time or may suspend, or terminate the 1996 Plan at any time, except that unless approved by the stockholders of the Company, no such amendment may (i) increase the total number of shares which may be issued under the 1996 Plan or the maximum number of shares with respect to stock options, stock appreciation rights and other Benefits that may be granted to any individual under the 1996 Plan or (ii) modify the requirements as to eligibility for Benefits under the 1996 Plan. In addition, no amendment may be made without approval of the stockholders of the Company if the amendment will disqualify any incentive stock options granted under the 1996 Plan. By mutual agreement between the Company and a participant under the 1996 Plan, Benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted under the 1996 Plan. No Benefit may be granted more than ten years after the effective date of the 1996 Plan. The terms applicable to any Benefit granted prior to such effective date may thereafter be amended by mutual agreement between the Company and the participant or such other persons who then have an interest in such Benefit.

Eligibility

    Executive management, employees and directors of the Company and of any parent or subsidiary of the Company, who are responsible for or contribute to the management, growth and/or profitability of the business of the Company are eligible to be granted Benefits under the 1996 Plan.

Transferability

    Benefits may be transferred by a participant only by will or the laws of descent and distribution, and may be exercisable, during the participant's lifetime, only by the participant. If a participant dies, each stock option or stock appreciation right previously granted to him or her becomes exercisable during such period after such participant's death as the Plan Administrator, in its discretion, sets forth in the applicable option or right agreement.

Stock Options

    Stock options granted under the 1996 Plan consist of awards from the Company that enable the holder to purchase a specific number of shares of Common Stock at set terms and at a fixed purchase price. Determinations with respect to the exercise price, exercise period and method of payment of the stock options are made in the discretion of the Plan Administrator. Stock options may be "incentive stock options" ("Incentive Stock Options") within the meaning of
Section 422 of the Code, or stock options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Plan Administrator has the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of stock options (in each case with or without stock appreciation rights).

    Certain limitations apply with respect to Incentive Stock Options: Incentive Stock Options may be granted only to participants who are employees of the Company or a parent or subsidiary of the Company at the date of grant. Furthermore, the aggregate market value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) may not exceed $100,000. Except under limited circumstances, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any subsidiary corporation of the Company.

Stock Appreciation Rights

    Stock appreciation rights may be granted, in the discretion of the Plan Administrator, to holders of stock options granted under the 1996 Plan. Holders of such stock appreciation rights are entitled to receive a payment in cash, Common Stock or a combination thereof, in an amount equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the right is exercised over the fair market value of such shares of Common Stock on the date the right was first granted.

Stock Awards

    Stock awards consisting of Common Stock issued or transferred to participants with or without other payments therefor as additional compensation for services rendered to the Company may be granted in the discretion of the Plan Administrator. Stock awards (which may constitute performance-based awards, as described in the immediately succeeding paragraph) may be subject to such terms and conditions as the Plan Administrator determines appropriate, including, without limitation, restrictions as to the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specific periods.

Performance Awards

    Performance awards may be granted to participants in the discretion of the Plan Administrator and may, as determined by the Plan Administrator, constitute performance-based awards, which, as more particularly described below, consist of Benefits granted under the 1996 Plan in such a manner that they qualify for the performance based compensation exemption of Section 162(m) of the Code ("Performance-Based Awards"). The number, amount and timing of Performance Awards granted to each participant are determined in the sole discretion of the Plan Administrator. Payment of earned Performance-Based Awards are made in accordance with terms and conditions prescribed or authorized by the Plan Administrator. Participants may elect to defer, or the Plan Administrator may require the deferral of, the receipt of Performance Awards upon such terms as the Plan Administrator deems appropriate. Performance Awards may be in the form of shares of Common Stock or stock units and may be awarded as short-term or long-term incentives.

    With respect to those Performance Awards that constitute Performance-Based Awards, the Plan Administrator may set performance targets which serve to determine the number and/or value of Performance Awards paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance. With respect to those Performance Awards that are not intended to constitute Performance-Based Awards, the Plan Administrator has the authority at any time to make adjustments to performance targets for any outstanding performance awards which the Plan Administrator deems necessary or desirable, unless at the time of establishment of goals, the Plan Administrator has precluded its authority to make such adjustments.

Stock Units

    Stock Units, accounts representing one share of Common Stock ("Stock Units"), may be granted to participants under the 1996 Plan in the sole discretion of the Plan Administrator. Stock Units may, as determined by the Plan Administrator in its sole discretion, constitute performance-based awards. The Plan Administrator is authorized to determine the criteria for the vesting of Stock Units. A Stock Unit granted by the Plan Administrator provides payment in shares of Common Stock at such time as the award agreement specifies. Shares of Common Stock issued in connection with the granting of Stock Units may be issued with or without other payments therefor, as may be required by applicable law or such other consideration as may be determined by the Plan Administrator. The Plan Administrator is authorized to determine whether a participant granted a Stock Unit may be entitled to a right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which is payable in cash or in the form of additional Stock Units.

    Upon vesting of a Stock Unit, unless the Plan Administrator has determined to defer payment with respect to such unit or a participant has elected to defer payment, shares of Common Stock representing the Stock Units may be distributed to the participant unless the Plan Administrator, with the consent of the participant, provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant. Prior to the year with respect to which a Stock Unit may vest, the participant may elect not to receive Common Stock upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account, in which event, the value of a Stock Unit becomes payable in shares of Common Stock pursuant to the agreement of deferral.

Performance-Based Awards

    As determined by the Plan Administrator in its sole discretion, the granting or vesting of "performance-based awards" ("Performance-Based Awards") will be based upon one or more factors including, but not limited to, net sales, pretax income before allocation of corporate overhead and bonus, budget and earnings per share, net income, division, group or corporate financial goals, return on stockholders' equity, return on assets, attainment of strategic and operational initiatives, appreciation in and/or maintenance of the price of the Common Stock or an other publicly-traded securities of the Company, market share, gross profits, earnings before interest and taxes, earnings before interest, taxes, dividends and amortization, economic value-added models and comparisons with various stock market indices, reductions in costs or any combination of the foregoing. The Plan Administrator is authorized to establish (i) the objective performance-based goals applicable to a given period and (ii) the individual employees or class of employees to which such performance-based goals apply. No Performance-Based Awards are payable to or may vest with respect to any participant for a given fiscal period until the Plan Administrator certifies that the objective performance goals have been satisfied.

    The 1996 Plan is intended to be qualified under Rule 16b-3 promulgated under the Exchange Act.


Certain Federal Income Tax Consequences

    The statements in the following paragraphs of the principal U. S. federal income tax consequences of Benefits under the 1996 Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

Incentive Stock Options.

    Incentive Stock Options ("ISOs") granted under the 1996 Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options. " An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after the requisite periods referred to in clause (ii) above, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options and Stock Appreciation Rights." Further, if after exercising an ISO, an employee disposes of Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will generally recognize capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period, thereby making a "disqualifying disposition," the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would generally be treated as capital gain. If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale. An employee who exercises an ISO by delivering Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of such Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously acquired shares. The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

Non-Qualified Stock Options and Stock Appreciation Rights.

    "Non-qualified stock options" ("NSOs") granted under the 1996 Plan are options that do not qualify as ISOs. An employee who receives an NSO or a "stock appreciation right" ("SAR') will not recognize any taxable income upon the grant of such NSO or a SAR. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of a SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (generally for up to six months following the exercise of an NSO or SAR (the "Deferral Period")) for any individual who is an executive officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Company. Absent a Section 83(b) election (as described below under "Other Awards"), recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any. The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or a SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a SAR for shares or upon the exercise of an NSO, the Company may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises. A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply. If an individual exercises an NSO by delivering shares of Common Stock, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

Other Awards.

    With respect to other Benefits under the 1996 Plan that are settled either in cash or in shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), employees generally will recognize ordinary income equal to the amount of cash or the fair market value of the Common Stock received. With respect to Benefits under the 1996 Plan that are settled in shares of Common Stock that are restricted as to transferability or subject to a substantial risk of forfeiture absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election") an individual will recognize ordinary income at the earlier of the time at which
(i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of that date over the price paid for such award, if any. The ordinary income recognized with respect to the receipt of cash, shares of Common Stock or other property under the 1996 Plan will be subject to both wage withholding and other employment taxes. The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Dividends and Dividend Equivalents.

    To the extent Benefits under the 1996 Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the 1996 Plan, an individual generally will recognize ordinary income with respect to such dividends or dividend equivalents.

Change in Control.

    In general, if the total amount of payments to an individual that are contingent upon a "Change of Control" of the Company (as defined in Section 280G of the Code), including payments under the 1996 Plan that vest upon a "Change in Control," equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

Certain Limitations on Deductibility of Executive Compensation.

    With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. If approved by its stockholders, the Company believes that Stock Options, SARs and Performance-Based Awards granted under the 1996 Plan, at the time when the Plan Administrator consists solely of not less than two "Outside Directors" within the meaning of Section 162(m) of the Code, should qualify for the performance-based compensation exception to Section 162(m) of the Code.

                                NEW PLAN BENEFITS
                    Plan Name: The 1996 Share Incentive Plan


Name & Position                           Number of Units (stock options)(1)

Keith B. Stein                                     906,161
Chairman and Chief
Executive Officer

William G. Magro                                   426,429
President and Chief
Operating Officer

Brent E. Wombolt                                   106,607
Senior Vice President
Operations and Servicing

Thomas Costanza                                    106,607
Vice President and
Chief Financial Officer

Stephen R. Veth                                    106,607
Vice President, Secretary
and General Counsel

Executive Group                                  1,972,232
(8 in number)

Non-Executive Director                            ________
Group (6 in number)

Non-Executive Officer                              133,260
Employee Group
(144 in number)

-----------------------------------
(1) The exercise price for all such stock options is $0.23 per share. The expiration date for all such stock options pursuant to applicable provisions of the 1996 Plan is June 3, 2009.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT TO THE
                           1996 SHARE INCENTIVE PLAN.

                     PROPOSAL FOUR - APPOINTMENT OF AUDITORS

    On May 18, 1998, the Company dismissed KPMG Peat Marwick, LLP ("KPMG") as the Company's auditor of its financial statements. On that same day, the Company announced that it was in the process of retaining BDO Seidman, LLP ("BDO") to audit the Company's financial statements in Fiscal 1998, which engagement was subsequently consummated and BDO audited the Company's financial statements for the year ended December 31, 1998. KPMG's opinion with respect to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 was qualified by raising substantial doubt as to the Company's ability to continue as a going concern. The decision to dismiss KPMG as the Company's auditor was recommended and approved by the Audit Committee of the Board of Directors.

    In connection with KPMG's review of the Company's financial statements for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and KPMG's audit of the Company's financial statements for the year ended December 31, 1997, certain disagreements arose between KPMG and the Company regarding:
(1) the
periodic determination of the carrying value of the Company's retained securitization assets, and more particularly, the assumptions and methodologies to be employed, pursuant to Statement of Financial Accounting Standards No. 125 ("SFAS No. 125"), in the computer model used to determine such carrying values, including the determination of which components of the retained securitization assets to be discounted to net present value and the rate at which such components should be discounted, and the projected loan loss rate and related collateral recovery rate to be utilized in such valuation model; and (2) the accounting treatment of deferred income taxes recorded in connection with the reorganization of the Company from a partnership to a corporation in connection with the Company's initial public offering. With respect to the issues relating to the periodic determination of the carrying value of the Company's retained securitization assets, the Audit Committee and the Board of Directors discussed such issues with KPMG. The Audit Committee and the Board of Directors did not discuss the deferred income tax issue with KPMG, which was discussed between KPMG and Company management.

    While KPMG never expressed an unwillingness to be associated with any of the financial statements prepared by management and filed with the Securities and Exchange Commission, KPMG did indicate that it was unwilling to be associated with the Company's initial earnings release for the quarter ended September 30, 1997. As a result, the Company, in consultation with KPMG, revised its earnings release for the quarter ended September 30, 1997.

    The Company authorized KPMG to fully and completely respond to BDO regarding its inquiries, if any, concerning the subject matter of each of the disagreements previously described. Each of those disagreements was resolved by the Company acceding to the position of KPMG prior to the filing of the Company's quarterly reports on Form 10-Q and its Annual Report on Form 10-K for Fiscal 1997.

    Representatives of BDO will be present, either in person or telephonically, at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will be expected to be available to respond to appropriate questions.

    Based upon the recommendation of the Audit Committee, and subject to ratification by the stockholders, the Board of Directors has appointed BDO as auditors for the Company for the fiscal year ending December 31, 1999.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF SUCH RATIFICATION.

                         2000 PROPOSALS OF STOCKHOLDERS

    The Company intends to hold the 2000 Annual Meeting of Stockholders in the spring of 2000. Any stockholder of the Company wishing to include proposals in the proxy materials for such meeting must meet the requirements of the rules of the Securities and Exchange Commission relating to proposals of security holders. Such proposals must be received by the Secretary of the Company in writing at the principal executive offices of the Company on or prior to April 25, 2000.

    In addition to Commission requirements, for proposals to be properly brought before an annual meeting by a stockholder, such stockholder much give timely notice of the proposals in proper written form to the Secretary of the Corporation.

    To be timely, a stockholder's notice to the Secretary must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the date of the annual meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

    To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.


                                 OTHER BUSINESS

    The Board of Directors is not aware of any matters that may be presented at the Annual Meeting other than those described in the Company's Notice of Annual Meeting of Stockholders enclosed herewith. If, however, any other matters do properly come before the Annual Meeting, or any adjournment or adjournments thereof, it is intended that the person named as proxies will vote, pursuant to their discretionary authority, according to their best judgment and in the interest of the Company.


ADDITIONAL INFORMATION

    All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the accompanying materials will be paid by the Company. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone, telegram or by personal interviews. Such persons will receive no additional compensation for such services. The Company will reimburse brokers and certain other persons for their costs and expenses in forwarding proxy materials to the beneficial owners of Common Stock held of record by such persons.

    A copy of the Company's Annual Report for Fiscal 1998 is being mailed to the stockholders simultaneously with this Proxy Statement.

                                       By Order of the Board of Directors,



                                       Stephen R. Veth
                                       Vice President, Secretary and
                                       General Counsel


Jacksonville, Florida
August 23, 1999

                                     ANNEX A

         Text of Proposed Amendment to the Certificate of Incorporation
                       National Auto Finance Company, Inc.


   The Fourth section, Subsection (A) of National Auto Finance Company, Inc.'s Certificate of Incorporation is amended to read as follows:

   FOURTH: (A) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 45,000,000 shares ("Capital Stock"), consisting of 44,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and 1,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock").

                                     ANNEX B

                         Fairness Opinion Of Rothschild

                        [LETTERHEAD OF ROTHSCHILD INC.]


Wilbur L. Ross, Jr.
Senior Managing Director
                                                                   April 7, 1999



Board of Directors
National Auto Finance Company, Inc.
10302 Deerwood Park Blvd., Suite 100
Jacksonville, FL 32256


Gentlemen:

Reference is hereby made to: (i) the Restructuring Agreement, dated as of April 7, 1999 (the "Restructuring Agreement"), by and among National Auto Finance Company, Inc. ("NAFI"), National Auto Finance Company, L.P., Gary L. Shapiro, Edgar A. Otto, Stephen L. Gurba, The 1818 Mezzanine Fund, L.P., PC Investment Company, Progressive Investment Company, Inc., Manufacturers Life Insurance Company (U.S.A.), The Structured Finance High Yield Fund, LLC, Nova Financial Corporation and Nova Corporation, pursuant to which NAFI will, among other things, (a) restructure its outstanding Senior Subordinated Notes by issuing Amended and Restated Senior Subordinated Promissory Notes (which will permit NAFI, at its option, for a period of 24 months, to pay up to 50% of scheduled interest payments through the issuance of Convertible Senior Subordinated Notes which may be converted into Common Stock at a conversion price of $0.75 per share) and (b) issue an aggregate of (x) 7,071,429 shares of Common Stock to the Noteholders and (y) 1, 178,571 shares of Common Stock to the Equityholders and
(ii) the Note Exchange Agreement dated as of April 7, 1999 (the "Note Exchange Agreement") by and among NAFI and the Junior Noteholders, pursuant to which, NAFI will, among other things, restructure its outstanding Junior Notes by issuing Second Amended and Restated Promissory Notes (which will permit NAFI, to pay scheduled interest payments through the issuance of Junior Convertible Subordinated Notes which may be converted into Common Stock at a conversion price of $0.75 per share). In addition, pursuant to the Restructuring Agreement and the Note Exchange Agreement, the Noteholders, the Equityholders and the Junior Noteholders will waive all


Rothschild Inc.                                     Telephone:  (212) 403-3581
1251 Avenue of the Americas                         Fax:  (212) 403-3578
New York, New York 10020                            E-mail: wross@ny.rothinc.com
currently existing defaults and breaches by NAFI contained in the Agreements and the Junior Notes, as the case may be. Capitalized terms defined in the Restructuring Agreement and the Note Exchange Agreement and used but not otherwise defined herein are used herein as so defined.

In formulating our opinion, we have, among other things: (i) reviewed the proposed Restructuring Agreement and Note Exchange Agreement and related exhibits (collectively, the "Restructuring Documents"); (ii) performed site inspections; (iii) met with management of NAFI; (iv) reviewed certain publicly-available financial and other data with respect to NAFI, including the consolidated financial statements for the 1995, 1996 and 1997 fiscal years as reported on SEC Form 10-K (as amended) and the September 30, 1998, June 30, 1998 and March 30, 1998 quarterly reports on SEC Form 10-Q, and certain other financial and operating data relating to NAFI made available to us from published sources and from the internal records of NAFI; (v) reviewed certain financial and other data with respect to the sub-prime auto lending industry;
(vi) compared NAFI, from a financial point of view, with certain other companies in the sub-prime auto industry that we deemed relevant; (vii) considered the financial terms, to the extent publicly-available, of selected recent business combinations of companies in the sub-prime auto industry which we could reasonably foresee as relevant to NAFI's current situation; (viii) reviewed and discussed with management of NAFI historical and forecasted financial requirements for the execution of the Restructuring Documents; (ix) performed such other analyses and examination and considered such other financial, economic and market data as we deemed relevant and appropriate.

In connection with this review, we have not verified any information utilized or independently assumed any obligation to verify any information utilized, reviewed or considered by us in formulating our opinion and have relied on such information being accurate and complete in all material respects. With respect to the financial forecasts for the Restructuring Documents that have been provided to us, we have assumed, but independently verified for purposes of our opinion, that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of management at the time of preparation as to the future financial performance of NAFI. We have also assumed that there have not occurred any material changes in the assets, financial condition, results of operations, business or prospects for NAFI since the respective dates on which their most recent financial statements were made available to us. We have relied on advice of the respective counsel and independent accountants to NAFI as to all legal and financial reporting matters. In addition, we have neither assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of NAFI which it is agreed was beyond the scope of our assignment, nor have we been furnished with any such appraisals. Our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligations to update, revise or reaffirm this opinion.

We have further assumed that the Restructuring Documents will be executed substantially as presented.

We have acted as financial advisor to NAFI in connection with the Restructuring and have been compensated for so doing. We have been retained to render this opinion and are being compensated therefor.

Based upon the foregoing and other factors we deem relevant and in reliance thereon, it is our opinion that the transactions contemplated by the Restructuring Documents are fair, from a financial point of view, to NAFI and the shareholders of NAM (other than the Equityholders and the Partnership, as to which we express no opinion).

                                                          Very truly yours,



                                                          /s/ Rothschild Inc.

                                                          Rothschild, Inc.

                       NATIONAL AUTO FINANCE COMPANY, INC.

               Proxy Solicited on Behalf of the Board of Directors
                for the Annual Meeting of Shareholders to be Held
                               September 14, 1999

         The undersigned, having received the Annual Report and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated August 23, 1999, hereby appoints Keith B. Stein and Stephen R. Veth and each of them, proxies, with full power of substitution, and hereby authorizes them to represent and vote the shares of National Auto Finance Company, Inc. Common Stock (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Tuesday, September 14, 1999, at 10:00 a.m., Eastern Daylight Time, and any adjournment thereof, and especially to vote as set forth below.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1-4. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING. EACH MATTER ABOVE WAS PROPOSED BY THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

                                                              Please mark [ X ]
                                                                   your vote as
                                                                   indicated in
                                                                  this example.



1.   Amendment of the Company's          FOR      AGAINST    ABSTAIN
     Certification of Incorporation      [  ]      [  ]        [  ]
     to increase the Company's
     authorized shares of Common
     Stock to 44,000,000 shares

                                        FOR                      WITHHOLD
                                all nominees listed              AUTHORITY
                              below (except as marked         to vote for all
                               to the contrary below)      nominees listed below

2.   Election of Directors             [   ]                      [   ]

                              Class II                  Class III
                              --------                  ---------
     Nominees:             Robert R. Gould           Joseph P. Donlan
                           David Benson              David W. Young

     (Instruction: To withhold authority to vote for any nominee, strike a line through that nominee's name in the list above.)


3.   Amendments to the Company's          FOR       AGAINST     ABSTAIN
     1996 Share Incentive Plan,           [  ]       [  ]         [  ]
     including an increase the
     number of shares of Common
     Stock issuable thereunder
     to 4,000,000 shares.

4.   Ratification of the appointment      FOR       AGAINST     ABSTAIN
     of BDO Seidman as the independent    [  ]       [  ]         [  ]
     accountants of the Company .


The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.

The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.


Signature(s)                                Date:_____________________, 1999